Exhibit 2.1 EQUITY PURCHASE AGREEMENT by and among PENDULUM HOLDING, INC., THE EQUITYHOLDERS OF PENDULUM HOLDING, INC., LATHEM TIME 2025, LLC (f/k/a Lathem Time Corporation) and ASURE SOFTWARE, INC. Dated as of July 1, 2025

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................2 ARTICLE II PURCHASE AND SALE .........................................................................................18 Section 2.01 Purchase and Sale. ............................................................................................... 18 Section 2.02 Purchase Price. ..................................................................................................... 18 Section 2.03 Transactions to be Effected at the Closing. .......................................................... 18 Section 2.04 Purchase Price Adjustment. ................................................................................. 20 Section 2.05 Closing. ................................................................................................................ 23 Section 2.06 Withholding Tax. .................................................................................................. 23 Section 2.07 Tax Treatment; Purchase Price Allocation. .......................................................... 23 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ..25 Section 3.01 Organization and Qualification of the Company. ................................................ 25 Section 3.02 Authority. ............................................................................................................. 25 Section 3.03 Capitalization. ...................................................................................................... 25 Section 3.04 No Subsidiaries. ................................................................................................... 26 Section 3.05 No Conflicts; Consents. ....................................................................................... 26 Section 3.06 Financial Statements. ........................................................................................... 27 Section 3.07 Undisclosed Liabilities......................................................................................... 27 Section 3.08 Absence of Certain Changes, Events and Conditions. ......................................... 27 Section 3.09 Material Contracts. ............................................................................................... 30 Section 3.10 Title to Assets; Real Property. .............................................................................. 31 Section 3.11 Condition and Sufficiency of Assets. ................................................................... 31 Section 3.12 Intellectual Property. ............................................................................................ 32 Section 3.13 Inventory. ............................................................................................................. 38 Section 3.14 Accounts Receivable. ........................................................................................... 38 Section 3.15 Customers and Suppliers...................................................................................... 38 Section 3.16 Insurance. ............................................................................................................. 39 Section 3.17 Legal Proceedings; Governmental Orders. .......................................................... 39 Section 3.18 Compliance With Laws; Permits. ........................................................................ 40 Section 3.19 Payroll Processing Laws. ..................................................................................... 40 Section 3.20 Employee Benefit Matters. .................................................................................. 40 Section 3.21 Employment Matters. ........................................................................................... 43 Section 3.22 Taxes. ................................................................................................................... 45 Section 3.23 Books and Records. ............................................................................................. 48 Section 3.24 Related Party Transactions. .................................................................................. 48 Section 3.25 Pre-Closing Restructuring. ................................................................................... 48 Section 3.26 Brokers. ................................................................................................................ 49 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES .........49

ii Section 4.01 Organization and Authority of Seller. .................................................................. 49 Section 4.02 Organization and Authority of the Equityholders. ............................................... 50 Section 4.03 No Conflicts; Consents. ....................................................................................... 50 Section 4.04 Legal Proceedings; Governmental Orders. .......................................................... 51 Section 4.05 Compliance With Laws. ....................................................................................... 51 Section 4.06 Brokers. ................................................................................................................ 51 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER .....................................51 Section 5.01 Organization and Authority of Buyer. .................................................................. 51 Section 5.02 No Conflicts; Consents. ....................................................................................... 52 Section 5.03 Investment Purpose. ............................................................................................. 52 Section 5.04 Brokers. ................................................................................................................ 52 Section 5.05 Sufficiency of Funds. ........................................................................................... 52 Section 5.06 Legal Proceedings. ............................................................................................... 52 ARTICLE VI COVENANTS ........................................................................................................52 Section 6.01 Confidentiality. ..................................................................................................... 52 Section 6.02 Non-Competition; Non-Solicitation; Non-Interference. ...................................... 53 Section 6.03 R&W Insurance Policy. ........................................................................................ 54 Section 6.04 Books and Records. ............................................................................................. 55 Section 6.05 Public Announcements. ........................................................................................ 55 Section 6.06 Further Assurances. .............................................................................................. 55 Section 6.07 Indemnification of Directors, Managers and Officers. ........................................ 55 Section 6.08 Insurance Policy Continuation Expenses. ............................................................ 57 Section 6.09 Release. ................................................................................................................ 57 Section 6.10 Payment of Pre-Closing Income Tax Deposit. ..................................................... 58 ARTICLE VII TAX MATTERS ....................................................................................................58 Section 7.01 Tax Covenants. ..................................................................................................... 58 Section 7.02 Termination of Existing Tax Sharing Agreements. .............................................. 60 Section 7.03 Tax Indemnification. ............................................................................................ 60 Section 7.04 Straddle Period. .................................................................................................... 60 Section 7.05 Contests. ............................................................................................................... 61 Section 7.06 Cooperation and Exchange of Information. ......................................................... 61 Section 7.07 Tax Treatment of Indemnification Payments. ...................................................... 61 Section 7.08 Payments to Buyer. .............................................................................................. 61 Section 7.09 Survival. ............................................................................................................... 61 Section 7.10 Overlap. ................................................................................................................ 62 ARTICLE VIII INDEMNIFICATION ..........................................................................................62 Section 8.01 Survival. ............................................................................................................... 62 Section 8.02 Indemnification By Seller Parties. ....................................................................... 62 Section 8.03 Indemnification By Buyer. ................................................................................... 63 Section 8.04 Certain Limitations. ............................................................................................. 64

iii Section 8.05 Indemnification Procedures. ................................................................................ 65 Section 8.06 Payments; R&W Insurance Policy. ...................................................................... 67 Section 8.07 Tax Treatment of Indemnification Payments. ...................................................... 68 Section 8.08 Exclusive Remedies. ............................................................................................ 68 ARTICLE IX MISCELLANEOUS ...............................................................................................69 Section 9.01 Expenses. ............................................................................................................. 69 Section 9.02 Notices. ................................................................................................................ 69 Section 9.03 Interpretation. ....................................................................................................... 70 Section 9.04 Headings. ............................................................................................................. 70 Section 9.05 Severability. ......................................................................................................... 70 Section 9.06 Entire Agreement. ................................................................................................ 71 Section 9.07 Successors and Assigns; Assignment. .................................................................. 71 Section 9.08 No Third-Party Beneficiaries. .............................................................................. 71 Section 9.09 Amendment and Modification; Waiver. ............................................................... 71 Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. .................... 71 Section 9.11 Specific Performance. .......................................................................................... 72 Section 9.12 Counterparts; Electronic Execution. .................................................................... 72 Section 9.13 Conflict Waiver; Attorney-Client Privilege. ........................................................ 73 Section 9.14 Equityholder Representative; Approval of Seller to Transction. ......................... 74 SCHEDULES Schedule 2.03(b)(iii) Directors, Managers and Officers Schedule 2.03(b)(vi) Third Party Consents and Notices Schedule 2.03(b)(xi) Retention Employees Schedule 2.04 Applicable Accounting Principles and Illustration of Closing Working Capital Schedule 2.07(b) Allocation Methodology Schedule 3.25(a) Pre-Closing Restructuring Schedule 8.02(a) Specified Indemnified Liabilities EXHIBITS Exhibit A Form of Seller Note

EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of July 1, 2025 (the “Execution Date”), is entered into by and among (i) Pendulum Holding, Inc., a Georgia corporation (“Seller”), (ii) each equityholder of Seller (collectively, the “Equityholders” and each individually, an “Equityholder”), (iii) Lathem Time 2025, LLC, a Delaware limited liability company (f/k/a Lathem Time Corporation, a Georgia corporation) and a wholly-owned subsidiary of Seller (the “Company”), and (iv) Asure Software, Inc., a Delaware corporation (“Buyer”). RECITALS A. The Company is engaged in the Business. B. Prior to the Execution Date, (i) the Equityholders (a) formed Seller on June 12, 2025 by filing articles of incorporation with the Secretary of State of the State of Georgia, (b) contributed and transferred all of the issued and outstanding shares of Capital Stock of the Company to Seller in exchange for all of the issued and outstanding shares of Capital Stock of Seller such that Seller is the owner of one hundred percent (100%) of the issued and outstanding shares of Capital Stock of the Company (the “Contribution”) on June 27, 2025 (the “Contribution Date”), and (c) caused Seller to succeed to the Company’s S Corporation election by making a qualified subchapter S subsidiary election for the Company under Section 1361(b)(3)(B)(ii) of the Code on Internal Revenue Service Form 8869, effective as of (and actually filed with the Internal Revenue Service on) the Contribution Date and on which “yes” was checked in response to Part II, Line 14, in accordance with Internal Revenue Service Revenue Ruling 2008- 18, 2008-1 CB 674, Situation 1, in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code (such election, the “QSub Election,” and together with the formation of Seller described in clause (i)(a) and the Contribution, the “F- Reorganization”), and (ii) on June 30, 2025, the Company converted from a Georgia corporation having the name “Lathem Time Corporation” into a Delaware limited liability company having the name “Lathem Time 2025, LLC (the “LLC Conversion,” and collectively with the transactions in clause (i), the “Pre-Closing Restructuring”). As a result of the consummation of the Pre-Closing Restructuring and as of immediately prior to the execution and delivery of this Agreement, Seller owned one hundred percent (100%) of the Purchased Interests (as defined below). C. At the Closing (as defined below), Buyer desires to purchase, acquire and accept from Seller, and Seller desires to sell, transfer, assign, convey and deliver to Buyer, all of the issued and outstanding Company Membership Interests (the “Purchased Interests”), on the terms and subject to the conditions set forth in this Agreement. D. The Equityholders will benefit from the consummation of the transactions contemplated herein and desire to cause Seller to sell to Buyer all of the Purchased Interests and to undertake the other agreements, obligations and covenants of Seller herein contained.

2 AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this Article I: “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Additional Inventory Cost Basket” means $50,000.00. “Additional Inventory Cost Cap” means $500,000.00. “Additional Inventory Costs” means increases in costs for the purchase or prices to be charged in the sale of inventory which cannot be passed on to customers and are attributable solely to (a) increases in the costs and expenses of tariffs (or similar fares, rates, charges or terms and conditions of import) applicable to the purchase of such inventory and/or (b) changes in Law or Governmental Authority policies regarding tariffs (or similar fares, rates, charges or terms and conditions of import) that directly lead to supply chain interruptions. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “AI Technology” means (a) any artificial intelligence systems or models that have the ability to generate content or output, including content or output closely resembling or mimicking human-created content or output, and (b) other techniques that enable computers to mimic human intelligence, including (i) deep learning, machine learning, and other artificial intelligence technologies and algorithms, software or systems that make use of or employ neural networks, (ii) statistical learning algorithms or reinforcement learning, and (iii) any data or information used to pretrain, finetune, test or develop the foregoing. “Allocation” has the meaning set forth in Section 2.07(b). “Allocation Methodology” has the meaning set forth in Section 2.07(b).

3 “Ancillary Documents” means (i) the Seller Note, (ii) such other agreements, documents, instruments and certificates required to be delivered by the parties in connection with this Agreement and/or the consummation of the transactions contemplated hereby at or prior to the Closing and (iii) such other customary instruments of sale and transfer, in form and substance reasonably satisfactory to the parties hereto and/or their respective legal counsel, as may be required or necessary to fully memorialize the sale, transfer, assignment, conveyance and delivery to Buyer of the Purchased Interests. “Anti-Money Laundering Laws” means all applicable “know-your-customer,” and anti- money laundering rules and regulations, including the USA Patriot Act and the USA Freedom Act, including related requirements under federal and state money transmitter laws and payroll processing laws. “Applicable Accounting Principles” means those certain accounting principles set forth in Schedule 2.04 attached hereto. “Audited Financial Statements” has the meaning set forth in Section 3.06. “Balance Sheet” has the meaning set forth in Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. “Basket” means (a) for the period beginning on the Closing Date and ending at the end of the day immediately prior to the one (1)-year anniversary of the Closing Date, $177,750.00, and (b) from and after the one (1)-year anniversary of the Closing Date, $158,000.00. “Behavioral Information” means data collected from an IP address, web beacon, pixel gig, ad tag, cookie, local storage, software, or by any other means, or from a particular computer, web browser, mobile telephone, or other device or application, where such data is or may be used to identify or contact an individual or device or application, to predict or infer the preferences, interests, or other characteristics of the device or of a user of such device or application, or to target advertisements or other content to a device or application, or to a user of such device or application. “Benefit Plan” has the meaning set forth in Section 3.20(a). “Biometric Data” means (a) any information, regardless of how it is captured, converted, stored or shared, based on an individual’s Biometric Identifier used to identify an individual, and (b) any information that constitutes “biometric data” or “biometric information” under applicable Data Privacy Laws, including, but not limited to, BIPA, CUBI, the Washington Biometric Law, MHMD, and any consumer data privacy law that includes “biometric data” or “biometric information” in its definition of “personal information”. “Biometric Identifier” means (a) a retina or iris scan, fingerprint, voiceprint or scan or record of a hand or face geometry, and (b) any information that constitutes a “biometric identifier” under applicable Data Privacy Laws, including, but not limited to, BIPA, CUBI, the Washington Biometric Law, MHMD, and any consumer data privacy law that includes biometric identifiers in its definition of “personal information”.

4 “Bonus Agreement” means a transaction bonus and release agreement to be entered into by the Company and each of William C. Lathem and each Key Employee, in form and substance mutually agreed upon by Buyer and the Company. “Business” means the business of designing, developing, marketing and selling employee time and attendance products and systems, employee management and scheduling software, mechanical and electronic time recorders and related software. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Austin, Texas, are authorized or required by Law to be closed for business. “Business Relation” means any customer, client, vendor, supplier, licensor, lessor or referral partner or other business relation of the Business. “Buyer” has the meaning set forth in the preamble. “Buyer Indemnitees” has the meaning set forth in Section 8.02(a). “Cap” means $2,000,000.00. “Capital Stock” means, with respect to any Person, all (a) shares, units, membership interests, capital stock, partnership interests or other equity interests (including classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the issuer thereof or the governing body of its Affiliate, as the case may be, including rights, powers and/or duties different from, senior to, or more favorable than, existing classes, groups and series of shares, units, stock and other equity interests and including any so- called “profits interests”) or securities or agreements providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits, (b) warrants, options or other rights to purchase or otherwise acquire, or contracts or commitments that could require the issuance of, securities described in the foregoing clauses of this definition, and (c) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition. “Cardholder Data” has the meaning set forth in Section 3.12(p). “Closing” has the meaning set forth in Section 2.05. “Closing Date” has the meaning set forth in Section 2.05. “Closing Date Cash Payment” has the meaning set forth in Section 2.04(a)(i). “Closing Date Cash Purchase Price” means $37,500,000.00. “Closing Indebtedness” means all outstanding Indebtedness as of the close of business on the day immediately prior to the Closing Date.

5 “Closing Indebtedness/Transaction Expenses Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying on behalf of the Company as to (a) an itemized list of all Closing Indebtedness as of the close of business on the day immediately prior to the Closing Date and the Person(s) to whom such Closing Indebtedness is owed and an aggregate total of such outstanding Closing Indebtedness, and (b) the amounts of Closing Transaction Expenses and an itemized list of each such unpaid Closing Transaction Expense with a description of the nature of such expense and the Person(s) to whom such expense is owed. “Closing Transaction Expenses” means the amounts of Transaction Expenses remaining unpaid as of the close of business on the day immediately prior to the Closing Date. “Closing Working Capital” means (a) the Current Assets of the Company, minus (b) the Current Liabilities of the Company, determined as of the close of business on the day immediately prior to the Closing Date. “Closing Working Capital Statement” has the meaning set forth in Section 2.04(b)(i). “Code” means the Internal Revenue Code of 1986, as amended. “Company” means (a) prior to the consummation of the LLC Conversion, Lathem Time Corporation, a Georgia corporation, and (b) after the consummation of the LLC Conversion, Lathem Time 2025, LLC, a Delaware limited liability company. For the avoidance of doubt, and notwithstanding any provision contained herein to the contrary, any reference to “Company” set forth herein shall be deemed to include any predecessor of the Company and any Person that merged with and into the Company. “Company Intellectual Property” means all Intellectual Property that is owned by the Company. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound. “Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing. “Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company. “Company Membership Interests” means the equity ownership (i.e., membership) interests in the Company after the consummation of the LLC Conversion (i.e., as Lathem Time 2025, LLC, a Delaware limited liability company).

6 “Company Proprietary Software” has the meaning set forth in Section 3.12(w). “Company Released Parties” has the meaning set forth in Section 6.09. “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. When used as a verb, “Contract” means to enter into any of the foregoing. “Contribution” has the meaning set forth in the recitals. “Contribution Date” has the meaning set forth in the recitals. “Copyrights” has the meaning set forth in the definition of Intellectual Property. “Current Assets” has the meaning set forth in (and shall be calculated in accordance with) the Applicable Accounting Principles. “Current Liabilities” has the meaning set forth in (and shall be calculated in accordance with) the Applicable Accounting Principles. “D&O Indemnified Party(ies)” has the meaning set forth in Section 6.07(b). “D&O Tail Policies” has the meaning set forth in Section 6.07(a). “Data Privacy Laws” means applicable Laws pertaining to Personal Information and/or Behavioral Information, advertising, marketing, privacy, data protection or data transfer, including all privacy and security breach notification, disclosure and/or implementing Laws and Governmental Orders, in each case, of any Governmental Authority, including, as applicable and without limitation, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended, the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended, Section 5 of the Federal Trade Commission Act of 1914, as amended (as the same has been interpreted to apply to privacy, data protection, breach disclosure or data transfer issues), the California Consumer Privacy Act, the California Privacy Rights Act, the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament), the European Union ePrivacy Directive (Directive 2002/58/EC), the Illinois Biometric Information Privacy Act (BIPA), the Texas Capture or Use of Biometric Identifier Act (CUBI), Washington State’s law regarding Biometric Identifiers (Washington Biometric Law), the Washington My Health My Data Act (MHMD), and all current and former Laws implementing each of the foregoing, as well as and any Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, cybersecurity disclosures in public filings, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing and email marketing). “Data Processor” has the meaning set forth in Section 3.12(q). “Data Supplier” has the meaning set forth in Section 3.12(q).

7 “Direct Claim” has the meaning set forth in Section 8.05(c). “Disclosure Schedule” means the Disclosure Schedule delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.04(c)(iii). “Dollars” or “$” means the lawful currency of the United States. “Effective Time” has the meaning set forth in Section 2.05. “EIN” has the meaning set forth in Schedule 3.25(a) attached hereto. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Enforceability Exceptions” means bankruptcy, insolvency, reorganization, moratorium or similar Laws affective creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). “Equityholder Representative” means William C. Lathem. “Equityholder(s)” has the meaning set forth in the preamble. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA. “Estimated Closing Working Capital” has the meaning set forth in Section 2.04(a)(ii). “Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.04(a)(ii). “Execution Date” has the meaning set forth in the preamble. “F-Reorganization” has the meaning set forth in the recitals. “Financial Statements” has the meaning set forth in Section 3.06. “Fraud” means, with respect to a Person, such Person’s knowing misrepresentation of the truth or concealment of a material fact for the purpose of inducing another Person to act to his, her or its detriment.

8 “Fundamental Representations” means the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05, Section 3.12, Section 3.26, Section 4.01, Section 4.02, Section 4.03, Section 4.06, Section 5.01, Section 5.02 and Section 5.04. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Contracts” has the meaning set forth in Section 3.09(a)(viii). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Indebtedness” means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services (other than Current Liabilities taken into account in the calculation of Closing Working Capital), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) capital lease obligations, (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, (g) without duplication, all Pre-Closing Taxes not otherwise taken into account in Closing Working Capital, (h) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (g), and (i) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (h). For purposes of clarity, “Indebtedness” shall not duplicate any amounts taken into account in the calculation of Transaction Expenses or any adjustment to the Purchase Price pursuant to Section 2.04 hereof for which Buyer or Seller received the benefit of such adjustment. “Indemnified Liabilities” means, collectively, (a) any and all Indebtedness outstanding as immediately prior to the Closing that, pursuant to the terms of this Agreement, is to be satisfied in connection with the Closing and is not satisfied in connection with the Closing, (b) any and all Transaction Expenses, (c) any and all Indemnified Taxes, and (d) any and all Losses in connection with or arising or resulting from (i) the effectuation of the Pre-Closing Restructuring, (ii) the ownership (or other rights in and to), operation or conduct of the business of the Company (including the Business) and/or the assets and properties of the Company (including the Real Property and all leases to which the Company is a party with respect thereto) prior to the Closing, (iii) any obligations of the Company under any and all Contracts to which it is a party or is otherwise bounds and/or the products and services provided by the Company to its customers prior to the Closing (regardless of whether such products and services were provided pursuant the terms of a written Contract or otherwise), including any and all product or service liability, warranty or

9 similar claims with respect thereto, (iv) any and all obligations of every kind and description, contingent or otherwise, arising from or related to the business of the Company (including the Business) prior to the Closing, (v) any and all claims (including Third-Party Claims) based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Company conducted, existing or arising prior to the Closing (including, without limitation, those relating to any denial-of-service or cyber incident, including any cyberattack, or other impairment of the Company IT Systems or other Security Incident), (vi) a Third-Party Claim that (x) a Person other than an Equityholder owned Capital Stock of the Company prior to the consummation of the Contribution that was not legally redeemed by the Company, or acquired by one or more Equityholders, in its entirety, or (y) a Person other than Seller owned Capital Stock of the Company as of immediately prior to the Closing, and (vii) those matters set forth on Schedule 8.02(a) attached hereto. For purposes of clarity, “Indemnified Liabilities” shall not duplicate any amounts taken into account in the calculation of any adjustment to the Purchase Price pursuant to Section 2.04 hereof for which Buyer or Seller received the benefit of such adjustment. “Indemnified Party” has the meaning set forth in Section 8.05. “Indemnified Taxes” has the meaning set forth in Section 7.03. “Indemnifying Party” has the meaning set forth in Section 8.05. “Independent Accountant” means PricewaterhouseCoopers or, if PricewaterhouseCoopers is unwilling or unable to serve, an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Buyer’s accountants mutually agreed upon by Buyer and Seller. “Insurance Policies” has the meaning set forth in Section 3.16. “Insurance Policy Continuation Expenses” has the meaning set forth in Section 6.15. “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in- part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements,

10 technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights. “Interim Balance Sheet” has the meaning set forth in Section 3.06. “Interim Balance Sheet Date” has the meaning set forth in Section 3.06. “Interim Financial Statements” has the meaning set forth in Section 3.06. “Inventory Cost Lookback Period” has the meaning set forth in Section 2.04(e)(i). “Key Employees” means, collectively, Lance Whipple, David Tetzlaff, Patrick (Robert) Garrett and Bill Spackman, and “Key Employee” means, individually, any such individual. “Knowledge of Buyer”, or any other similar knowledge qualification, means the actual or constructive knowledge of Patrick Goepel, John Pence and Eyal Goldstein, after due inquiry. “Knowledge of the Company”, or any other similar knowledge qualification, means the actual or constructive knowledge of William C. Lathem, Lance Whipple, David Tetzlaff, Patrick (Robert) Garrett and Bill Spackman, after due inquiry. “Law” means any statute, law, ordinance, regulation, rule, code, order, directive, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Letter of Intent” means, collectively (i) that certain Letter of Intent, dated May 9, 2025, entered into by Buyer to and in favor of the Company, and (ii) that certain No Shop Agreement, dated May 9, 2025, entered into by Buyer, the Company and certain equityholders of the Company. “Liabilities” has the meaning set forth in Section 3.07. “Licensed Intellectual Property” means all Intellectual Property in which the Company holds any rights or interests granted by other Persons, including Seller or any of its Affiliates. “LLC Conversion” has the meaning set forth in the recitals. “Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

11 “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to the following: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disasters or acts of God; (ix) any epidemics, pandemics, or disease outbreaks or any worsening thereof; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses. “Material Contracts” has the meaning set forth in Section 3.09(a). “Material Customers” has the meaning set forth in Section 3.15(a). “Material Suppliers” has the meaning set forth in Section 3.15(b). “Maximum Target Working Capital Amount” means $800,000.00. “Minimum Target Working Capital Amount” means $700,000.00 “McDonald Consent Agreement” means a consent and release agreement to be entered into by the Company, Buyer and Karen McDonald, in form and substance mutually agreed upon by Buyer and the Company, pursuant to which, among other things, Ms. McDonald shall (i) consent to the sale and transfer by Lance Whipple of those shares of Capital Stock of the Company owned by Mr. Whipple to Seller in connection with the consummation of the F-Reorganization (and the corresponding sale and transfer by Seller of such Company Membership Interests to Buyer), and (ii) release the Company and Buyer from and against any and all claims which she has or may have arising from, under or with respect to the sale and transfer of such shares of Capital Stock of the Company owned by Mr. Whipple (and the corresponding Company Membership Interests). “MidCap” means MidCap Financial Trust, in its capacity as administrative agent for itself and for the other lenders under the MidCap Credit Agreement, and the successors and assigns of MidCap Financial Trust in such capacity.

12 “MidCap Credit Agreement” means that certain Credit, Security and Guaranty Agreement, dated as of April 10, 2025, by and among MidCap, the lender parties thereto, Buyer and Buyer’s subsidiaries, as amended, restated or otherwise modified from time to time. “Multiemployer Plan” has the meaning set forth in Section 3.20(c). “Open Source Software” means all software (in source or object code form) or documentation that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including, but not limited to, any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including without limitation any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org. “Organizational Documents” means, with respect to any entity, the charter, certificate of incorporation, articles of incorporation, bylaws, stockholders agreement, certificate of organization, articles of organization, articles of formation, certificate of formation, limited liability company agreement, operating agreement, certificate of limited partnership, partnership agreement, formation agreement and other similar organizational and governing documents of such entity, as applicable. “Patents” has the meaning set forth in the definition of Intellectual Property. “PCI DSS” has the meaning set forth in Section 3.12(p). “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” means the following: (a) liens for Taxes not yet due and payable; (b) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; and (c) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Information” means information and data concerning an identified or identifiable natural person, including, without limitation, any information specifically defined or

13 identified in any privacy policy of the Company as “personal information,” “personally identifiable information,” or “PII” and includes information such as (a) an individual’s name, signature, address, telephone number, social security number or other identification number, (b) passwords, PINs, unique identification numbers, answers to security questions and other similar forms of personal identifiers, (c) any non-public personal information such as health information, and (D) Biometric Data and (e) other sensitive personal information. Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person. Personal Information includes information in any form, including paper, electronic and other forms. “Platform Agreements” has the meaning set forth in Section 3.12(h). “Pre-Closing Income Tax Deposit” means that certain income tax deposit held by the Internal Revenue Service with respect to the Company (related to the fact that until December 31, 2024 (when the Company changed its fiscal year end to a calendar year end), the Company was required to maintain a tax deposit with the Internal Revenue Service because its fiscal year did not coincide with a calendar year) and to be refunded by the Internal Revenue Service to the Company (as reflected as a separate line item titled “Income Tax Deposit” on the Company’s balance sheet as of June 30, 2025 (a copy of which is included for purposes of illustrating the calculation of Closing Working Capital in Schedule 2.04 attached hereto)). “Pre-Closing Restructuring” has the meaning set forth in the recitals. “Pre-Closing Restructuring Documents” has the meaning set forth in Section 3.25(b). “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Pre-Closing Taxes” means all unpaid Taxes of the Company for all Pre-Closing Tax Periods (and with respect to a Straddle Period, such Taxes which are allocated pursuant to Section 7.04, to the pre-Closing portion of such Straddle Period), including any employment or payroll Taxes imposed on the Company related to the payment of any compensation paid or incurred in connection with the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, Pre-Closing Taxes shall not be less than zero in the aggregate or in respect of any jurisdiction. “Privacy Policy” means any policy of the Company related to Processing Personal Information and/or Behavioral Information that is labelled as a “Privacy Policy” or is reached on a website by a link that includes the label “Privacy” or any other written agreement, policy, protocol or disclosure that describes how Personal Information is or will be Processed. “Privileged Communications” has the meaning set forth in Section 9.13(b).

14 “Process” (and its variants) means any operation or set of operations which is performed on data, or on sets of data, including Personal Information and Behavioral Information, whether or not by automated means, such as the receipt, access, acquisition, arrangement, securing, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data. “Purchase Price” has the meaning set forth in Section 2.02. “Purchased Interests” has the meaning set forth in the recitals. “QSub Election” has the meaning set forth in the recitals. “Qualified Benefit Plan” has the meaning set forth in Section 3.20(c). “R&W Insurance Policy” means the buyer-side representation and warranty insurance policy to be issued by the R&W Insurer to Buyer on terms and conditions reasonably satisfactory to Buyer and Seller. “R&W Insurer” means Ethos Specialty Insurance Services LP. “R&W Insurance Policy Expenses” has the meaning set forth in Section 6.03. “Real Property” means the real property owned by, or leased or subleased to, the Company, together with all buildings, structures and facilities located thereon. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Resolution Period” has the meaning set forth in Section 2.04(c)(ii). “Retention Agreement” means a retention agreement to be entered into by the Company and each Retention Employee, in form and substance mutually agreed upon by Buyer and the Company. “Retention Employee” means an employee of the Company set forth on Schedule 2.03(b)(xi) attached hereto. “Review Period” has the meaning set forth in Section 2.04(c)(i). “SALT Election” means any election under applicable state or local income Tax Law pursuant to which the applicable Person will incur or otherwise be liable for any state or local Tax liability under applicable state or local Tax Law that would have been borne (in whole or in part) by the direct or indirect equityholders of such Person had no such election been made (e.g., any “Specified Income Tax Payment” as defined by Internal Revenue Service Notice 2020-75).

15 “Security Incident” means any (a) accidental, unlawful or unauthorized destruction, loss, alteration, corruption, or other misuse of Sensitive Information transmitted, stored or otherwise Processed, (b) unauthorized or unlawful acquisition, access to, or sale, sharing, disclosure, rental or other dissemination of Sensitive Information or (c) other act or omission that compromises the security, integrity, availability or confidentiality of Sensitive Information. “Seller” has the meaning set forth in the preamble. “Seller Group” has the meaning set forth in Section 9.13(a). “Seller Group Law Firm” has the meaning set forth in Section 9.13(a). “Seller Indemnitees” has the meaning set forth in Section 8.03. “Seller Note” means that certain Subordinated Unsecured Promissory Note in the form of Exhibit A attached hereto, dated as of the Execution Date, in the original principal amount of $2,000,000.00, executed by Buyer in favor of Seller and acknowledged and agreed to by Seller and representing a portion of the Purchase Price. “Seller Parties” means, collectively, Seller and the Equityholders, and “Seller Party” means, individually, Seller or any Equityholder. “Seller Party Releasors” has the meaning set forth in Section 6.09. “Seller Prepared Tax Return” has the meaning set forth in Section 7.01(c). “Seller Released Claims” has the meaning set forth in Section 6.09. “Sensitive Information” means (a) all Personal Information and Behavioral Information, and (b) any information that is governed, regulated or protected by one or more Data Privacy Laws, (c) any information that is covered by PCI DSS, or (d) all confidential information or proprietary data in the Company’s possession, custody or control or the possession, custody or control of any third party service providers, consultants, independent contractors or other third parties on behalf of the Company and used or held for use in the conduct of the Business. “Single Employer Plan” has the meaning set forth in Section 3.20(c). “Software” has the meaning set forth in the definition of Intellectual Property. “Solvent” means that, with respect to any Person and as of any date of determination, (a) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its indebtedness as its indebtedness becomes absolute and matured, and (b) such Person will have an adequate amount of capital with which to conduct its business. “Statement of Objections” has the meaning set forth in Section 2.04(c)(ii). “Statements” has the meaning set forth in Schedule 2.04 attached hereto.

16 “Straddle Period” has the meaning set forth in Section 7.04. “Taxes” means all (a) taxes, charges, withholdings, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever in the nature of taxes imposed by any United States federal, state, local or foreign or other Governmental Authority (including those related to income, net income, gross income, receipts, capital, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract, assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise. “Tax Claim” has the meaning set forth in Section 7.05. “Tax Representations” means the representations and warranties set forth in Section 3.22. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Telecommunications Laws” means all applicable Laws governing telemarketing and/or other commercial usage of telecommunications systems or devices (expressly including, without limitation, telephone calls, SMS/text messaging, and e-mail), included, but not limited to, the Telephone Consumer Protection Act of 1991, as amended, the Do-Not-Call Implementation Act of 2003, as amended, the CAN-SPAM Act of 2003, as amended, the Florida Telephone Solicitation Act, Fla. Stat. § 501.059, and the Washington Commercial Electronic Mail Act, RCW § 19.190, et. seq., and any implementing regulations. “Territory” means the United States of America and each other jurisdiction in which the Business was conducted immediately prior to the Closing. “Third-Party Claim” has the meaning set forth in Section 8.05(a). “Trade Secrets” has the meaning set forth in the definition of Intellectual Property. “Trademarks” has the meaning set forth in the definition of Intellectual Property. “Transaction Expenses” means all fees, costs, expenses, commissions or other similar amounts incurred by the Company and/or the Seller Parties at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents,

17 and the performance and consummation of the transactions contemplated hereby and thereby, which shall include, without limitation, (a) all brokerage commissions, fees, expenses and disbursements (including all amounts payable to Janney Montgomery Scott and/or its Affiliates), (b) all special bonuses, transaction-related bonuses, change in control or retention bonuses, amounts under “phantom equity” or retention arrangements, severance plans or arrangements, accelerated benefits or other similar compensation that are created or accelerated, accrue or become payable by the Company and/or the Seller Parties in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby (including (i) all amounts payable pursuant to all Bonus Agreements and all Retention Agreements, (ii) all accrued paid time off (PTO) of employees of the Company (if not otherwise included in the amounts payable pursuant to the Bonus Agreements and the Retention Agreements), (iii) all accrued sales commissions of employees of the Company (if not otherwise included in the amounts payable pursuant to the Bonus Agreements and the Retention Agreements) and (iv) the employer portion of any employment, payroll, withholding or other Taxes related to the amounts payable pursuant to the foregoing clauses (i) through (iii) (whether or not such Taxes are due and payable at the time of payment of the underlying compensatory obligation and any amounts payable to offset or gross- up any excise or income Taxes relating thereto or attributable thereto), (c) all compensation not otherwise set forth in the foregoing clause (b) due and owing to employees of the Company for the period ending on the date immediately prior to the Closing Date (including the employer portion of any employment, payroll, withholding or other Taxes related to such amounts (whether or not such Taxes are due and payable at the time of payment of the underlying compensatory obligation and any amounts payable to offset or gross-up any excise or income Taxes relating thereto or attributable thereto), (d) all fees and disbursements of attorneys, accountants and other advisors and service providers payable by the Company and/or the Seller Parties, (e) one hundred percent (100%) of any and all Transfer Taxes, (f) fifty percent (50%) of all R&W Insurance Policy Expenses and (g) one hundred percent (100%) of all Insurance Policy Continuation Expenses. For purposes of clarity, “Transaction Expenses” shall not duplicate any amounts taken into account in the calculation of Indebtedness or any adjustment to the Purchase Price pursuant to Section 2.04 hereof for which Buyer or Seller received the benefit of such adjustment. “Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, conveyance, excise, value added and any other similar Taxes and fees (including any penalties and interest). “Undisputed Amounts” has the meaning set forth in Section 2.04(c)(iii). “Union” has the meaning set forth in Section 3.21(b). “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. “Working Capital Deficit” has the meaning set forth in Section 2.04(d)(i).

18 ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Purchased Interests, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities Laws), for the consideration specified in Section 2.02. Section 2.02 Purchase Price. The aggregate purchase price for the Purchased Interests shall be $39,500,000.00, subject to adjustment pursuant to Section 2.04 hereof (the “Purchase Price”). Section 2.03 Transactions to be Effected at the Closing. (a) At or prior to the Closing, Buyer shall: (i) deliver, or cause to be delivered, to Seller: (A) the Closing Date Cash Payment by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than three (3) Business Days prior to the Closing Date; (B) an executed binder for the R&W Insurance Policy; (C) the McDonald Consent Agreement, duly executed by Buyer; (D) the Seller Note, duly executed by Buyer; and (E) the other Ancillary Documents to which Buyer is a party, duly executed by Buyer; (ii) pay, on behalf of the Company or Seller, the following amounts: (A) Indebtedness of the Company to be paid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Indebtedness/Transaction Expenses Certificate; and (B) any Transaction Expenses unpaid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Indebtedness/Transaction Expenses Certificate. (b) At or prior to the Closing, Seller and/or the Company, as applicable, shall deliver, or cause to be delivered, to Buyer: (i) an acknowledgment of the Seller Note, duly executed by Seller; (ii) a membership interest/unit assignment, or such other instruments of assignment or other transfer documentation reasonably acceptable to Buyer, dated as of the Closing Date and duly executed by Seller, transferring to Buyer full record and beneficial

19 ownership of the Purchased Interests, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities Laws); (iii) written resignations, dated and effective as of the Closing Date, of the directors, managers and officers of the Company set forth on Schedule 2.03(b)(iii) attached hereto, in a form reasonably satisfactory to Buyer, duly executed by such officers, directors and managers; (iv) a certificate of good standing (or equivalent status) for each of the Company and Seller issued by the appropriate Governmental Authority of the State of Georgia, the State of Delaware and each other state or jurisdiction in which the Company is qualified to do business as a foreign entity, dated within at least ten (10) days prior to the Closing Date; (v) duly executed payoff letters, satisfactions, termination statements and releases, all in a form reasonably satisfactory to Buyer, sufficient to memorialize the payoff of all Indebtedness of the Company to be paid at Closing and to release any and all Encumbrances affecting the Purchased Interests and the properties and/or assets of the Company (whether existing with respect to such Indebtedness of the Company or otherwise); (vi) consents from or notices to those third parties set forth on Schedule 2.03(b)(vi) attached hereto; (vii) the McDonald Consent Agreement, duly executed by each of the Company and Karen McDonald; (viii) an officer’s certificate on behalf of each of Seller and the Company, dated as of the Closing Date and certified by an authorized officer of each of Seller and the Company, respectively, that includes (A) a copy of the Organizational Documents of each of Seller and the Company (with a copy of the articles of incorporation of Seller certified by the Secretary of State of the State of Georgia and the certificate of formation of the Company certified by the Secretary of State of the State of Delaware), (B) copies of resolutions duly adopted by the board of directors, board of managers, board of governors, director, manager, governor or other governing body, on the one hand, and/or the shareholders, members or other equityholders, on the other hand, as applicable, of each of Seller and the Company, authorizing Seller’s and the Company’s execution and delivery of this Agreement and each Ancillary Agreement to which Seller and the Company is a party, the performance by Seller and the Company of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, and (C) a certification as to the incumbency of any Person executing this Agreement and the Ancillary Agreements to which Seller and the Company is a party on behalf of Seller and the Company, respectively; (ix) a valid Internal Revenue Service Form W-9, properly completed and duly executed by Seller; (x) a Bonus Agreement for each of William C. Lathem and each Key Employee, effective as of the Closing Date and duly executed by the Company, on the one hand, and each of William C. Lathem and each Key Employee, on the other hand;

20 (xi) a Retention Agreement for Retention Employee, effective as of the Closing Date and duly executed by the Company, on the one hand, and each Retention Employee, on the other hand; (xii) evidence reasonably satisfactory to Buyer that (A) the Company and/or the Seller Parties have paid, or will pay or provide for payment at the Closing, to all applicable employees of the Company all accrued paid time off (PTO) and special bonuses, transaction-related bonuses, change in control or retention bonuses, amounts under “phantom equity” or retention arrangements, severance amounts, accelerated benefits or other similar compensation that they are entitled to receive in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby (which shall include, for purposes of clarity, amounts to be paid pursuant to and in accordance with the terms of the Bonus Agreements and the Retention Agreements), and (B) all 401(k) and “phantom equity” plans, agreements and/or arrangements to which the Company is a party or otherwise bound or obligated have been terminated; and (xiii) the other Ancillary Documents to which Seller, the Company or any Equityholder is a party, duly executed by each such party. Section 2.04 Purchase Price Adjustment. (a) Closing Adjustment. (i) At the Closing, the Closing Date Cash Purchase Price shall be adjusted in the following manner: (A) a decrease by the outstanding Indebtedness of the Company (which shall in no event be an amount less than the amounts paid by Buyer pursuant to Section 2.03(a)(ii)(A)); and (B) a decrease by the amount of unpaid Transaction Expenses of the Company (which shall in no event be an amount less than the amounts paid by Buyer pursuant to Section 2.03(a)(ii)(B)). The net amount after giving effect to the adjustments listed above shall be the “Closing Date Cash Payment.” (ii) At least one (1) Business Day before the Closing, Seller prepared and delivered to Buyer a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), which statement contained an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Chief Financial Officer of Seller certifying that the Estimated Closing Working Capital Statement was prepared in accordance with the Applicable Accounting Principles (or, if not otherwise set forth in the Applicable Accounting Principles, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such

21 Estimated Closing Working Capital Statement was being prepared and audited as of a fiscal year end). (b) Post-Closing Adjustment. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth its calculation of Closing Working Capital, which statement shall contain an audited balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Financial Officer of Buyer certifying that the Closing Working Capital Statement was prepared in accordance with the Applicable Accounting Principles (or, if not otherwise set forth in the Applicable Accounting Principles, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared and audited as of a fiscal year end). (c) Examination and Review. (i) Examination. After receipt of the Closing Working Capital Statement, Seller shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Seller and Seller’s accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Working Capital Statement as Seller may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided that such access shall be in a manner that does not interfere with the normal business operations of Buyer or the Company. (ii) Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the calculation of Closing Working Capital reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the calculation of Closing Working Capital, with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding. (iii) Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the Independent Accountant who, acting as experts and not arbitrators, shall resolve

22 the Disputed Amounts only and make any adjustments to the calculation of Closing Working Capital, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. (iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer. (v) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the calculation of Closing Working Capital and/or the Closing Working Capital Statement and shall be conclusive and binding upon the parties hereto. (d) Payments of Post-Closing Adjustment. (i) If the finally determined amount of Closing Working Capital is less than the Minimum Target Working Capital Amount number (the absolute value of such amount, the “Working Capital Deficit”), then the Purchase Price shall be adjusted downward, dollar for dollar, by the amount of such Working Capital Deficit, and Seller shall pay to Buyer the amount of such Working Capital Deficit by reducing the outstanding principal amount of, and any accrued interest on, the Seller Note by the amount of such Working Capital Deficit. (ii) If the finally determined amount of Closing Working Capital is greater than the Maximum Target Working Capital Amount number (the absolute value of such amount, the “Working Capital Surplus”), then the Purchase Price shall be adjusted upward, dollar for dollar, by the amount of such Working Capital Surplus, and Buyer shall pay to Seller the amount of such Working Capital Surplus by increasing the outstanding principal amount of the Seller Note by the amount of such Working Capital Surplus. (iii) If the finally determined amount of Closing Working Capital is greater than or equal to the Minimum Target Working Capital Amount and less than or equal to the Maximum Target Working Capital Amount, then there shall be no adjustment to the Purchase Price (and no adjustment to the outstanding principal amount of the Seller Note) following the Closing on account of the determination of Closing Working Capital. (e) Inventory Adjustment Post-Closing Payments. (i) In the event that, at any time during the one (1)-year period following the Closing (the “Inventory Cost Lookback Period”), the Company and/or Buyer incurs (in connection with the operation of the Business) any Additional Inventory Costs, then within fifteen (15) days following the end of the Inventory Cost Lookback Period, Buyer shall prepare and deliver to Seller a written statement setting forth its calculation of the Additional

23 Inventory Costs incurred during the Inventory Cost Lookback Period. If Seller notifies Buyer in writing, within ten (10) Business Days after receipt of such written statement, of any objection with respect thereto, then Buyer and Seller shall use their good faith efforts to attempt to resolve such disputed items. If Buyer and Seller are unable to resolve any dispute with respect to such written statement within thirty (30) days after receipt by Seller of Buyer’s written statement, all such disputed items shall be submitted to the Independent Accountant for final resolution pursuant to the principles set forth in Section 2.04(c) mutatis mutandis. (ii) After the final determination of the amount of any such Additional Inventory Costs raised in Buyer’s original written statement: (A) if the aggregate amount of all Additional Inventory Costs equals or exceeds the Additional Inventory Cost Basket, then (1) Seller shall be required to pay or be liable for all such Additional Inventory Costs from the first dollar, (2) the Purchase Price shall be adjusted, dollar for dollar, by the amount of such Additional Inventory Costs (up to a maximum adjustment amount equal to the Additional Inventory Cost Cap) and (3) Seller shall pay to Buyer the amount of all such Additional Inventory Costs by reducing the outstanding principal amount of, and any accrued interest on, the Seller Note by the amount of such Additional Inventory Costs (up to a maximum decrease in such outstanding principal and interest amount equal to the Additional Inventory Cost Cap); and (B) if the aggregate amount of all Additional Inventory Costs is less than the Additional Inventory Cost Basket, then (1) Seller shall not be required to pay or be liable for any such Additional Inventory Costs and (2) there shall be no adjustment to the Purchase Price for any such Additional Inventory Costs. (f) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.04 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Interests contemplated hereby shall take place at a closing (the “Closing”) to occur on the Execution Date, remotely by electronic exchange of documents and signatures, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The Closing shall be effective for all purposes at 12:01 a.m., Eastern Time, on the Closing Date. Section 2.06 Withholding Tax. Notwithstanding anything to the contrary set forth in this Agreement, Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder. Section 2.07 Tax Treatment; Purchase Price Allocation. (a) Tax Treatment. The parties hereto agree that for federal (and applicable state and local) income Tax purposes, the F-Reorganization is intended to be treated as a “reorganization” of the Company pursuant to Section 368(a)(1)(F) of the Code and Internal

24 Revenue Service Revenue Ruling 2008-18, 2008-1 CB 674, Situation 1, and Seller will be treated as a continuation of the Company for federal income Tax purposes and succeeding to the Company’s election pursuant to Section 1362 of the Code to be treated as an “S corporation” within the meaning of Section 1361 of the Code. The parties hereto acknowledge and agree that, for federal (and applicable state and local) income Tax purposes, (i) the Company shall be treated as a disregarded entity for all periods from effective time of the LLC Conversion through the Closing, and (ii) the transactions contemplated by this Agreement shall be characterized as a sale described in Section 1001 of the Code between Seller and Buyer an undivided interest in all of the assets owned directly or indirectly by the Company and deemed owned by Seller for federal income tax purposes in exchange for the Purchase Price and the assumption of liabilities of the Company. Each of Buyer and Seller (and their respective Affiliates) shall prepare and timely file all relevant Tax Returns on a basis consistent with the foregoing and take no inconsistent position on any Tax Return, in any audit or similar proceeding relating to Taxes before any Governmental Authority or otherwise except to the extent otherwise required by applicable Law. (b) Purchase Price Allocation. Within one hundred fifty (150) days following the final determination of any adjustment to the Purchase Price pursuant to and in accordance with Section 2.04 or after any subsequent payment of any other amounts treated as Purchase Price hereunder, Buyer shall provide Seller with an allocation of the Purchase Price (including the amount of any assumed liabilities or other amounts treated as consideration for income tax purposes) among all of the assets of the Company for federal (and applicable state and local) income Tax purposes in accordance with the methodology set forth on Schedule 2.07(b) attached hereto (the “Allocation Methodology”), which Allocation Methodology is intended to be in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. Following receipt thereof and provided that less than eighty-five percent (85%) of the final Purchase Price is allocated to Class VI and Class VII in the aggregate, Seller shall have a period of thirty (30) days to provide Buyer with a statement of any disputed items with respect to such allocation, which statement shall set forth a reasonably detailed explanation of the disputed items and proposed allocation. If Seller does not provide a statement of any disputed items within thirty (30) days, then the allocation provided by Buyer shall become final and binding on all parties. If Seller provides a statement of disputed items, Buyer and Seller shall reasonably negotiate in good faith for a period of up to thirty (30) days to resolve the disputed item(s); provided, however, that Seller’s statement of disputed item(s) (if any) must remain consistent with the Allocation Methodology and the Allocation Methodology may not be disputed. If Buyer and Seller are unable to reach agreement with respect to any disputed items within such thirty (30)-day period after Buyer’s receipt of Seller’s statement of disputed items, all such disputed items shall be submitted to the Independent Accountant for final resolution pursuant to the principles set forth in Section 2.04 mutatis mutandis and in accordance with the Allocation Methodology. The fees and expenses of the Independent Accountant shall be equitably apportioned by the Independent Accountant based on the extent to which Buyer, on the one hand, or Seller, on the other hand, is determined by the Independent Accounting Firm to be the prevailing party in the resolution of such disputed matters. The allocation ultimately agreed upon by Buyer and Seller (or as determined by the Independent Accountant) under this Section 2.07(b) shall be referred to herein as the “Allocation”. Buyer and Seller shall file all Tax Returns (including any Internal Revenue Service Forms 8594, amended Tax Returns and claims for refunds) in a manner reflecting the Allocation and any equivalent state, local or other Tax Returns consistent with the Allocation unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. Any adjustments to the Purchase

25 Price or other amounts payable by Buyer to Seller pursuant to this Agreement subsequent to the initial delivery of the Allocation Schedule by Buyer to Seller shall be reflected in amendments to the Allocation Schedule in a manner consistent with Treasury Regulations Section 1.1060-1. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, the Seller Parties and the Company, jointly and severally, represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the Execution Date. Section 3.01 Organization and Qualification of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedule sets forth each jurisdiction in which the Company was licensed or qualified to do business prior to the consummation of the LLC Conversion, and except as set forth on Section 3.01 of the Disclosure Schedule, the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All limited liability company actions taken by the Company in connection with this Agreement and the Ancillary Documents to which it will be a party have been duly authorized on or prior to the Closing. Section 3.02 Authority. The Company has full limited liability company power and authority to enter into this Agreement and the Ancillary Documents to which the Company is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and any Ancillary Document to the Company Seller is or will be a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions (including the Pre- Closing Restructuring) contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. When each other Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. The Company has consummated the Pre-Closing Restructuring in a manner contemplated by this Agreement, in accordance with applicable Law and as described in this Agreement. Section 3.03 Capitalization.

26 (a) The Purchased Interests represent all of the issued and outstanding Company Membership Interests, and Seller is the sole and beneficial owner of the Purchased Interests, free and clear of all Encumbrances. All of the issued and outstanding Company Membership Interests have been duly authorized and validly issued and are validly existing, fully paid and non-assessable. The Company has not issued any other forms or types of Capital Stock other than the Company Membership Interests. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Purchased Interests, free and clear of all Encumbrances. (b) All of the Company Membership Interests were issued in compliance with applicable Laws. None of the Company Membership Interests were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. (c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of the Company or obligating Seller or the Company to issue or sell any Capital Stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any equity appreciation, phantom stock or equity, profit participation or similar rights except for those that will be fully-paid and/or satisfied at or prior to the Closing. Except as otherwise set forth in Section 3.03(c) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Capital Stock of the Company. Section 3.04 No Subsidiaries. The Company does not own, or have any Capital Stock or other equity, ownership or profit sharing interests in any other Person, or the right or obligation to acquire any Capital Stock or other equity, ownership or profit sharing interests in any other Person. Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller or the Company, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company, (c) require the consent, notice or other action by any Person (other than those consents, notices or other actions which have been obtained or performed, and are in full force and effect, as of the Execution Date) under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company, or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery

27 of this Agreement and the Ancillary Documents to which Seller is or will be a party and the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. Section 3.06 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at October 31 in each of the years 2024, 2023 and 2022 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at May 31, 2025 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the seven (7)-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are included in Section 3.06 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be material to the Company) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of October 31, 2024 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date,” and the balance sheet of the Company as of April 30, 2025 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP. Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Section 3.08 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course of business consistent with past practice, and there has not been, with respect to the Company, any: (a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) amendment of the Organizational Documents of the Company; (c) split, combination or reclassification of any shares of its Capital Stock; (d) issuance, sale or other disposition of any of its Capital Stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange

28 or exercise) any of its Capital Stock except in connection with the consummation of the Pre- Closing Restructuring; (e) declaration or payment of any dividends or distributions on or in respect of any of its Capital Stock or redemption, purchase or acquisition of its Capital Stock except as otherwise set forth in Section 3.08 of the Disclosure Schedule; (f) change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; (g) change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (h) entry into any Contract that would constitute a Material Contract; (i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; (j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet, except for the sale of inventory in the ordinary course of business consistent with past practice, or cancellation of any debts or entitlements; (k) transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements; (l) abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property; (m) damage, destruction or loss (whether or not covered by insurance) to its property; (n) capital investment in, or loan to, any other Person; (o) acceleration, termination, modification to or cancellation of any Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound; (p) capital expenditures; (q) imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the Company properties, Capital Stock or assets, tangible or intangible;

29 (r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses per employee exceed $75,000.00 or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; (s) hiring or promoting of any person as or to (as the case may be) the level of “Manager” or a more senior position/title or hiring or promoting any employee to a position below the level of “Manager” except to fill a vacancy in the ordinary course of business; (t) adoption, modification or termination of any (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral; (u) loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees; (v) entry into a new line of business or abandonment or discontinuance of existing lines of business; (w) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law except in connection with the consummation of the Pre-Closing Restructuring; (x) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000.00 individually (in the case of a lease, per annum) or $250,000.00 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; (y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (z) except in connection with the consummation of the Pre-Closing Restructuring, action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or (aa) Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

30 Section 3.09 Material Contracts. (a) Section 3.09(a) of the Disclosure Schedule lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedule and all Company IP Agreements set forth in Section 3.12(b) of the Disclosure Schedule, being “Material Contracts”): (i) each Contract of the Company involving aggregate consideration in excess of $250,000.00 and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice; (ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; (iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person; (iv) all Contracts that relate to the acquisition or disposition of any business, an amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party; (vi) all written employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without penalty or without more than ninety (90) days’ notice; (vii) except for Contracts relating to trade payables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company; (viii) all Contracts with any Governmental Authority to which the Company is a party (“Government Contracts”); (ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time; (x) any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company; (xi) all Contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand; (xii) all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

31 (xiii) any other Contract under which the Company receives, or is to receive, annual revenues of at least $150,000.00 or makes, or is to make, annual expenditures of at least $150,000.00 and that is not previously disclosed pursuant to this Section 3.09. (b) Each Material Contract is in full force and effect and is a valid and binding agreement enforceable against the Company and, to the Knowledge of the Company, the other party or parties thereto, in accordance with its terms. None of the Company or, to the Knowledge of the Company, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. Section 3.10 Title to Assets; Real Property. (a) The Company has good and valid title to, or a valid leasehold interest in, all personal property and other assets reflected in the Audited Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. The Company does not own any Real Property and has a valid leasehold interest in all Real Property currently leased by the Company. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances. (b) Section 3.10(b) of the Disclosure Schedule lists (i) the street address of each parcel of Real Property, (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property, and (iii) the current use of such property. With respect to leased Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Knowledge of the Company, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Section 3.11 Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material

32 in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted. Section 3.12 Intellectual Property. (a) Section 3.12(a) of the Disclosure Schedule contains a correct, current, and complete list of the following: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; (ii) all unregistered Trademarks included in the Company Intellectual Property; (iii) all proprietary Software of the Company; and (iv) all other Company Intellectual Property used or held for use in the Company’s business as currently conducted and as proposed to be conducted. (b) Section 3.12(b) of the Disclosure Schedule contains a correct, current, and complete list of all Company IP Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Company IP Agreements (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property, (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person, and (iii) which otherwise relate to the Company’s ownership or use of Intellectual Property, in each case identifying the Intellectual Property covered by such Company IP Agreement. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement. (c) The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Company has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company whereby such employee or independent contractor (i) acknowledges the Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company, (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee or

33 independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law, and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. Seller has provided Buyer with true and complete copies of all such Contracts. All assignments and other instruments necessary to establish, record, and perfect the Company’s ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars. (d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s right to own or use any Company Intellectual Property or Licensed Intellectual Property. (e) All of the Company Intellectual Property and Licensed Intellectual Property are valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. Seller has provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Company IP Registrations. (f) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Company have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property. (g) There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or threatened (including in the form of offers to obtain a license) (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person, (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or Licensed Intellectual Property or the Company’s right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property, or (iii) by the Company or by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property or such Licensed Intellectual Property. Neither Seller nor the Company is aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company is not subject to any outstanding or prospective Governmental

34 Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property. (h) Section 3.12(h) of the Disclosure Schedule contains a correct, current, and complete list of all social media accounts used in the Company’s business. The Company has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or threatened, alleging any (i) breach or other violation of any Platform Agreement by the Company, or (ii) defamation, violation of publicity rights of any Person, or any other violation by the Company in connection with its use of social media. (i) The Company has at all times provided a Privacy Policy to all individuals whose Personal Information is Processed by the Company. Each Privacy Policy accurately and completely states, and has stated, the Company’s practices with respect to the subject matter thereof. The Company currently complies, and at all times has complied, in all material respects with its Privacy Policies. Neither the Company nor, when acting for the Company’s benefit, any of its employees, contractors, subcontractors, vendors, lead providers or agents sells, rents, uses or otherwise makes available to any Person any Personal Information, except in a manner that complies with the applicable Privacy Policies, Data Privacy Laws and Telecommunications Laws. The Company is, and at all times has been, in compliance with all applicable Data Privacy Laws and Telecommunications Laws, and the Company’s Privacy Policy are, and have at all times been, materially in compliance with all applicable Data Privacy Laws and Telecommunications Laws. All customers of the Company have agreed that their use of the Company’s services is governed by a written agreement with the Company which includes, or incorporates by reference, the Company’s Privacy Policy. (j) The Company has contractually obligated all material third party service providers, vendors, suppliers, subcontractors, outsourcers, processors or other third parties Processing Personal Information, in each case on behalf of the Company, to (i) comply with applicable Data Privacy Laws and Telecommunications Laws, (ii) take reasonable steps to protect and secure Personal Information from loss, theft, unauthorized or unlawful Processing or other misuse, and (iii) maintain a written information privacy and security program that establishes reasonable and appropriate measures to protect the privacy, operation, confidentiality, integrity and security of all Personal Information against any Security Incident. None of the Company’s material third party service providers, vendors, suppliers, subcontractors, outsourcers, processors, or other third parties Processing Personal Information have (x) suffered any Security Incident that resulted in any unauthorized access to or use of any Personal Information, (y) breached any obligations relating to Personal Information in Contracts with the Company or (z) violated any Data Privacy Laws or Telecommunications Laws. (k) The Company has implemented and maintains a written information security program comprised of (i) internal processes, policies, and safeguards necessary to comply with all applicable Laws, including, without limitation, all Data Privacy Laws, and (ii) reasonable and appropriate organizational, physical, administrative and technical safeguards that are reasonably consistent with industry standards applicable to the industry in which it operates and any written publicly-available statements made by the Company related to privacy or information

35 security. The Company has designed the written information security program to (i) identify and create a process for addressing internal and external risks to the security, confidentiality, interruption, integrity and availability of the Company IT Systems, including Personal Information Processed thereby, against loss, theft, unauthorized or unlawful Processing or other misuse, (ii) implement, monitor and (as necessary) improve the safeguards to control these risks, and (iii) maintain notification procedures in compliance in all material respects with Data Privacy Laws in the event of a Security Incident. The Company is in compliance with its written information security program. (l) The Company has security, back-ups and disaster recovery arrangements in place that satisfy Data Privacy Laws and otherwise meet at least reasonable industry standards applicable to the industry in which the Company operates (but no less than reasonable standards). (m) The Company has implemented and maintains reasonable technical safeguards, including, but not limited to, using commercially available virus checking Software, consistent with reasonable industry standards applicable to the industry in which it operates, to ensure that all of the Company IT Systems are free from any malicious or disabling code or instructions, timer, copy protection device, clock, counter or other limiting design or routing or any “back-door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” “material bug,” corruptant, malware, “spyware”, “ransomware” or other similar programs (as such terms are understood in the cybersecurity industry), or computer software routines or hardware components, including those that could permit unauthorized access or the unauthorized disablement or erasure of any of the Company IT Systems, data or computer software of the Company or otherwise render the Company IT Systems incapable of being used in the full manner for which they were designed. (n) The Company maintains insurance coverage containing industry standard policy terms and limits that are reasonable, appropriate and sufficient to (i) comply with any Data Privacy Laws and Telecommunications Laws and (ii) respond to the risk of liability stemming from or relating to any Security Incidents that may impact the Company’s operations or the Company IT Systems or from or relating to any violation of applicable Data Privacy Laws or Telecommunications Laws. (o) The Company has not received any written or oral notice, complaint or other communication from any Governmental Authority or other Person, and no Action or allegation has been asserted or is pending or, to the Knowledge of the Company, threatened against the Company alleging a violation of any Data Privacy Laws or Telecommunications Laws. (p) To the extent that the Company and, when acting for the Company’s benefit, its employees, contractors, subcontractors, vendors, lead providers and agents Process(es) any financial account numbers (such as credit cards, bank accounts, PayPal accounts, debit cards), passwords, CCV data or other related data) (“Cardholder Data”), the Company or such other Person has implemented information security procedures, processes and systems that comply with (i) Data Privacy Laws and (ii) ISO 27001 (Information Security Management Systems) promulgated by the International Standards Organization, and (iii) the set of comprehensive requirements for enhancing payment account data security developed by the founding payment brands of the PCI Security Standards Counsel (i.e., the Payment Card Industry Data Security Standards) (“PCI DSS”) and all other similarly applicable industry standards concerning privacy,

36 data protection, confidentiality or information security, in each case, as then in effect. No breach, deficiency or non-compliance was identified in the most recent audit of the Company relating to compliance with PCI DSS. (q) (i) The Company has not experienced any Security Incident or made or been required to make any disclosure, notification or take any other action under any applicable Data Privacy Laws in connection with any Security Incident, (ii) to the Knowledge of the Company, no third party that Processes or has access to Personal Information Processed by or on behalf of the Company (a “Data Processor”) has experienced any Security Incident or made or been required to make any disclosure, notification or take any other action under any applicable Data Privacy Laws in connection with any Security Incident with respect to any Personal Information Processed by it for the Company, and (iii) to the Knowledge of the Company, no third party that provides Personal Information to the Company (a “Data Supplier”) has experienced any Security Incident or made or has been required to make any disclosure, notification or take any other action under any applicable Data Privacy Laws in connection with any Security Incident with respect to any Personal Information provided by it to the Company. The Company has made all notifications to individuals required to be made by the Company under any applicable Data Privacy Laws arising out of or relating to any Security Incident or other event of unauthorized Processing of any Personal Information of which the Company has Knowledge. (r) The Company has not received any written notice that it is or has been in material breach of any contractual obligation to limit its use of, secure or otherwise safeguard Personal Information and, to the Knowledge of the Company, no such breach has occurred within the applicable statute of limitation for a claim arising out of such a breach. The Company has in place, and follows, commercially-reasonable procedures designed to ensure that all written Contracts with Data Processors require that each such Data Processor Process data in compliance with Data Privacy Laws and Telecommunications Laws, the Company’s Privacy Policies and the Company’s obligations under any Contract that governs the Processing of any Personal Information. (s) No Action has been asserted or, to the Knowledge of the Company, threatened against the Company by any third party alleging a violation of such third party’s privacy, personal or confidentiality rights by the Company or any failure to comply with Data Privacy Laws or Telecommunications Laws. To the Knowledge of the Company, no Action has been filed, commenced or threatened against the Company or against any Data Supplier or Data Processor with respect to any Personal Information supplied to or Processed for the Company. (t) The Company does not store or Process any Biometric Data and/or Biometric Identifiers in the State of Illinois. To the extent that the Company Processes any Biometric Data or Biometric Identifiers, the Company has obtained the required express and explicit consent from each individual whose Biometric Data and/or Biometric Identifier is collected for all of the Processing carried out by or on behalf of the Company in respect of that Biometric Data and/or Biometric Identifier to the extent required to maintain compliance with Data Privacy Laws, including, but not limited to, BIPA and CUBI, and has complied with the applicable Data Privacy Laws. To the Knowledge of the Company, no Action has been filed, commenced or threatened against the Company or against any Data Supplier or any Data Processor with respect to any Biometric Data or NY Biometric Identifier supplied to or Processed for the Company.

37 (u) The execution, delivery and performance of this Agreement and the transactions contemplated hereby comply and will comply with all Data Privacy Laws, all Telecommunications Laws and the Privacy Policies of the Company. Immediately following the Closing, the Business, as conducted by Buyer, will continue to be permitted to Process Personal Information held by Buyer on terms identical to those in effect as of the Execution Date and to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred. (v) The Company has purchased a sufficient number of license seats (and scope of rights) for all third party Software that is used or held for use in the conduct of the Business and has complied in all material respects with the terms and conditions of the Contracts corresponding to such Software. (w) The Company possesses all source code and other documentation and materials necessary to compile and operate any Software developed, produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all Software currently under development by the Company or a third-party at the Company’s direction (the “Company Proprietary Software”). The Company (i) has not disclosed, delivered, licensed or otherwise made available, and (ii) does not have any duty or obligation (whether present, contingent, under an escrow arrangement, or otherwise) to disclose, deliver, license or otherwise make available, to any Person any source code for any Company Proprietary Software. No Open Source Software is or has been (A) incorporated into, embedded in, combined with, linked with, or used in or in connection with, or (B) distributed or made available to any Person in connection with, any Company Proprietary Software, in either case, in a manner or relation that has or would require any public distribution of any such Company Proprietary Software, create obligations for the Company to grant, or purport to grant, to any third party any rights or immunities under any Company Intellectual Property (including any patent non-asserts or patent licenses), impose any present economic limitations on the Company’s commercial exploitation thereof, or a requirement that any other licensee of the Company Proprietary Software be permitted to modify, make derivative works of, or reverse-engineer any such Company Proprietary Software. (x) All AI Technology and the Company’s use thereof, including its practices relating to the testing, improvement and development of the Company Intellectual Property and/or any other products or services made available by Company, complies with all (i) applicable Laws, (ii) industry standards in all material respects, and (iii) applicable Contracts to which the Company is bound. The Company does not employ the use of facial recognition or other high-risk use-cases that leverage any AI Technology. For any Company Intellectual Property and/or any other products or services made available by Company containing AI Technology that has been (x) developed or improved pursuant to any specifications provided by a third party, (y) developed or improved using any training data provided by a third party or (z) customized in any material respect for any third party, the Company owns all Intellectual Property in and to any such developments, improvements or customizations, and there are no restrictions on the Company’s exploitation or commercialization of such Company Intellectual Property and/or any other products or services made available by Company or on the Company’s ability to enforce its Intellectual Property in such Company Intellectual Property and/or other products or services. None of the Company’s service providers have used AI Technology to create or develop, or contribute to the creation or

38 development of, Company Intellectual Property and/or any other products or services made available by Company, or related documentation. (y) Section 3.12(y) of the Disclosure Schedule describes the physical security measures that the Company uses to protect the unauthorized use and disclosure of Personal Information, and the Company has, at all times, been in compliance with all such physical security measures. Section 3.13 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. Section 3.14 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the Interim Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice, (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice, and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within ninety (90) days after billing. Except as set forth on Section 3.14 of the Disclosure Schedule, there is (i) no account debtor delinquent in its payment to the Company by more than sixty (60) days beyond the Company’s customary terms, and (ii) no account debtor that has refused or threatened to refuse to pay its obligations to the Company for any reason. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Section 3.15 Customers and Suppliers. (a) Section 3.15(a) of the Disclosure Schedule sets forth (i) each customer, including third party marketing channels through which sales are made to customers (e.g., Amazon), who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $50,000.00 for each of the two (2) most recent fiscal years (collectively, the “Material Customers”), and (ii) the amount of consideration paid by each Material Customer during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the

39 Closing, to use its goods or services or to otherwise terminate or reduce its relationship with the Company. (b) Section 3.15(b) of the Disclosure Schedule sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $70,000.00 for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”), and (ii) the amount of purchases from each Material Supplier during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or reduce its relationship with the Company. Section 3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of the Insurance Policies have been made available to Buyer. The Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement. Neither the Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All the Insurance Policies (a) are valid and binding in accordance with their terms, (b) are provided by carriers who are financially solvent, and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. Section 3.17 Legal Proceedings; Governmental Orders. (a) Except as otherwise set forth in Section 3.17(a) of the Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Company, threatened (a) against or by the Company or affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company), or (b) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

40 (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. Section 3.18 Compliance With Laws; Permits. (a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. (b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the Execution Date have been paid in full. Section 3.18(b) of the Disclosure Schedule lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. The Company has complied and is now complying with the terms of all Permits listed on Section 3.18(b) of the Disclosure Schedule. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedule. Section 3.19 Payroll Processing Laws. (a) The Company maintains relevant programs to review the compliance of its customers under applicable Anti-Money Laundering Laws, and the Company is not, and has never been, in violation of any obligations under such Anti-Money Laundering Laws applicable to the Business. (b) Since January 1, 2021, to the Knowledge of the Company, except as set forth on Section 3.19(b) of the Disclosure Schedule, the Company has not experienced any loss, damage or unauthorized access, disclosure, use, or breach of privacy or security of any Personal Information in its possession, custody, or control that would have required notice to any Person (including any Governmental Authority) or parties to any Contract under any Data Privacy Laws. Since January 1, 2021, to the Knowledge of the Company, the Company has been in compliance with all applicable Data Privacy Laws. Section 3.20 Employee Benefit Matters. (a) Section 3.20(a) of the Disclosure Schedule contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock- based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to

41 have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedule, each, a “Benefit Plan”). The Company has separately identified in Section 3.20(a) of the Disclosure Schedule each Benefit Plan that contains a change in control provision. (b) With respect to each Benefit Plan, Seller has made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, COBRA communications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Benefit Plan’s continued qualification; (vi) in the case of any Benefit Plan for which a Form 5500 must be filed, a copy of the two most recently filed Forms 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) copies of notices, letters or other correspondence from the Internal Revenue Service, the United States Department of Labor, the United States Department of Health and Human Services, the Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan. (c) Each Benefit Plan and any related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and received a favorable and current determination letter from the Internal Revenue Service with respect to the most recent five year filing cycle, or with respect to a prototype or volume submitter plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code. No pension plan (other than a Multiemployer Plan) which is subject to minimum funding requirements, including any multiple employer plan, (each, a “Single Employer Plan”) in which employees of the Company or any ERISA Affiliate participate or have participated has an “accumulated funding deficiency,” whether or not waived, or is subject to a lien for unpaid contributions under Section

42 303(k) of ERISA or Section 430(k) of the Code. No Single Employer Plan covering employees of the Company which is a defined benefit plan has an “adjusted funding target attainment percentage,” as defined in Section 436 of the Code, less than eighty percent (80%). All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. (d) Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans, (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation, (iii) withdrawn from any Benefit Plan, (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA, (v) incurred taxes under Section 4971 of the Code with respect to any Single Employer Plan, or (vi) participated in a multiple employer welfare arrangement (MEWA). (e) With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan, and (A) all contributions required to be paid by the Company or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan, (B) neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, and (C) a complete withdrawal from all such Multiemployer Plans on the Closing Date would not result in any liability to the Company and no Multiemployer Plan is in critical, endangered or seriously endangered status or has suffered a mass withdrawal, (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan, (iv) no such plan or the plan of any ERISA Affiliate maintained or contributed to within the last six (6) years is a Single Employer Plan subject to Title IV of ERISA, and (v) no “reportable event,” as defined in Section 4043 of ERISA, with respect to which the reporting requirement has not been waived has occurred with respect to any such plan. (f) Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liabilities to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. The Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement or otherwise. (g) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree health benefits to any individual for any reason, and neither the Company nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits.

43 (h) There is no pending or, to the Knowledge of the Company, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three (3) years prior to the Execution Date been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority. (i) There has been no amendment to, announcement by Seller, the Company or any of their Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable. None of Seller, the Company, nor any of their Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement. (j) Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code. (k) Each individual who is classified by the Company as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan. (l) Neither the execution of this Agreement nor any of the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual, (iii) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Plan, (iv) increase the amount payable under or result in any other obligation pursuant to any Benefit Plan, (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code, or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Seller has made available to Buyer true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions. Section 3.21 Employment Matters. (a) Section 3.21(a) of the Disclosure Schedule contains a list of all persons who are employees, independent contractors or consultants of the Company as of the Execution Date, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or

44 unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the Execution Date. As of the Execution Date, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the Execution Date have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Working Capital Statement) and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees. (b) The Company is not, and has not been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of the Company, and, to the Knowledge of the Company, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union. (c) The Company is and has been in compliance with the terms of the collective bargaining agreements and all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of the Company, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. The Company is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no Actions against the Company pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.

45 (d) The Company has complied with the WARN Act, and it has no plans to undertake any action in the future that would trigger the WARN Act. Section 3.22 Taxes. (a) All Tax Returns required to be filed on or before the Closing Date by the Company have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid. (b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. The Company has (i) withheld and collected all sales and use Taxes required by applicable Law to be withheld or collected, and, to the extent required, timely paid over such amounts to the proper Governmental Authority, and (ii) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which the Company would otherwise have been obligated to collect or withhold such Taxes. (c) No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by (or required to file Tax Returns within) that jurisdiction. The Company has not filed, and is not required to file, any Tax Returns in any country other than in the United States of America. (d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. (e) The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before the Interim Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years). (f) Section 3.22(f) of the Disclosure Schedule sets forth: (i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired; (ii) those years for which examinations by the taxing authorities have been completed; and (iii) those taxable years for which examinations by taxing authorities are presently being conducted.

46 (g) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. (h) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority. No closing agreements or Tax rulings have been requested or received from any Governmental Authority with respect to the Company or any assets of the Company. (i) Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after October 31, 2018. (j) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. There are no Encumbrances for Taxes upon the Purchased Interests. (k) At all times since November 1, 1988 through the date immediately prior to the Contribution Date, the Company has had in effect a valid election to be an “S corporation” under Section 1362(a) of the Code (and has validly been treated in a similar manner for purposes of the applicable Laws of all state and local jurisdictions in which it has been subject to taxation or required to file income Tax Returns, in each case where such treatment is legally available). Neither the Company nor Seller has, or ever had, a subsidiary that is a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code, other than the Company becoming a qualified subchapter S subsidiary of Seller as a result of the Pre-Closing Restructuring. From the Contribution Date through the Closing, Seller has been a validly electing and qualifying “S corporation” within the meaning of Sections 1361 and 1362 of the Code and any applicable state and local Tax Laws. From the Contribution Date to the effective date of the LLC Conversion, the Company was classified as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and for purposes of the applicable Laws of all state and local jurisdictions in which it has been subject to taxation where such treatment is legally available), and from the effective date of the LLC Conversion through the Closing, the Company has been classified as an entity disregarded as separate from its sole owner for federal income purposes and for purposes of applicable state and local Tax Laws. No written claim or inquiry by a Governmental Authority has ever been made challenging the status of the Company as an S corporation within the meaning of Sections 1361 and 1362 of the Code. (l) The Pre-Closing Restructuring will be treated as a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Code in accordance with Revenue Ruling 2008-18 (Situation 1) for United States federal income Tax purposes. (m) The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. (n) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

47 (o) There are no outstanding (i) powers of attorney affirmatively granted by the Company concerning any Tax matter or (ii) Contracts entered into with any Governmental Authority that would have a continuing effect after the Closing Date. (p) The Company has not been a member of an affiliated, combined, consolidated, unitary or similar Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise. (q) The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; (iii) a prepaid amount or deferred revenue received on or before the Closing Date; (iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; (v) any deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax Law) arising prior to, or in connection with, the Closing; or (vi) any election made under Section 965 of the Code (or any corresponding or similar provision of income Tax Law) prior to the Closing. (r) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code. (s) The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. (t) The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

48 (u) The Company is not and has not been subject to Tax under Section 1374 or 1375 of the Code. (v) The Company does not have any current or potential liability with respect to any misclassification of any Person or Persons as an independent contractor rather than as an employee, and there is no basis for any such liability. (w) The Company has not deferred any payroll Tax nor has the Company claimed any employee retention tax credit. (x) The Company has timely paid and filed all applicable reports or returns with the applicable Governmental Authority as required pursuant to any unclaimed or abandoned property, escheat or similar Law. (y) The Company does not pay any income Taxes (nor is it obligated, or has agreed, to pay any Taxes) of the Equityholders (by means of withholding, electing to file composite returns in any jurisdiction, or otherwise). The Company has not made any SALT Election and neither Equityholders nor Seller have any right to distributions with respect to Taxes (or otherwise) from the Company that will survive the Closing. Section 3.23 Books and Records. The minute books and equity record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company. Section 3.24 Related Party Transactions. There are no Contracts or other arrangements involving the Company in which Seller or its Affiliates, or any Equityholder, or any of their respective directors, managers, governors, officers, or employees, or any immediate family members of any of the foregoing, is a party, has a financial interest, or otherwise owns or leases any asset, property, or right which is used by the Company. Section 3.25 Pre-Closing Restructuring. (a) At least one (1) Business Day prior to the Closing Date, the Company and the Seller Parties, as applicable, completed all of the steps of the Pre-Closing Restructuring in accordance with the recitals to this Agreement, the steps set forth on Schedule 3.25(a) attached hereto, and in accordance with all applicable Laws. The Contribution Date and the QSub Election occurred effective on the same day, which day was at least two (2) Business Days prior to the Closing Date, and the LLC Conversion occurred at least one (1) Business Day after the Contribution Date and at least one (1) Business Day before the Closing Date. (b) Section 3.25(b) of the Disclosure Schedule sets forth a list of all material agreements entered into by the Seller Parties, the Company and any other Person, as applicable, in

49 connection with the Pre-Closing Restructuring (collectively, the “Pre-Closing Restructuring Documents”). Each of the Pre-Closing Restructuring Documents is in full force and effect and is the legal, valid, binding obligation of each party thereto. (c) Each of the transactions contemplated by the Pre-Closing Restructuring Documents has been fully and validly effected in accordance with the terms thereof. Each Tax election described in the recitals to this Agreement and/or Schedule 2.25(a) attached hereto was properly and timely made. The Company has made available to Buyer correct and complete copies of each of the Pre-Closing Restructuring Documents, in each case, as amended or otherwise modified and in effect as of the Closing. (d) The Company was Solvent immediately prior to the commencement of the Pre-Closing Restructuring. The steps of the Pre-Closing Restructuring intended to qualify as an “F” reorganization met all of the requirements of Treasury Regulations Section 1.368-2(m), including, the requirement that Seller did not hold any property or have any tax attributes immediately prior to the effective date of the QSub Election (within the meaning of such Treasury Regulation). Section 3.26 Brokers. Except for Janney Montgomery Scott and/or its Affiliates, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement or any other Ancillary Document based upon arrangements made by or on behalf of Seller. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, the Seller Parties, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE IV are true and correct as of the Execution Date. Section 4.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Seller is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is or will be a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. When each other Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding

50 obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. Each Seller Party has consummated the Pre-Closing Restructuring in a manner contemplated by this Agreement, in accordance with applicable Law and as described in this Agreement. Section 4.02 Organization and Authority of the Equityholders. With respect to each Equityholder that is a legal entity, such Equityholder is a legal entity duly incorporated, organized or formed, validly existing and in good standing or subsisting under the Laws of its state of incorporation, organization or formation. With respect to each Equityholder that is a legal entity, such Equityholder has full corporate, partnership, limited liability company or other entity power and authority to enter into this Agreement and the Ancillary Documents to which such Equityholder is or will be a party, to carry out such Equityholder’s obligations hereunder and thereunder and to consummate the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. With respect to each Equityholder that is a natural person, such Equityholder has the legal capacity to enter into this Agreement and the Ancillary Documents to which such Equityholder is or will be a party, to carry out such Equityholder’s obligations hereunder and thereunder and to consummate the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. With respect to each Equityholder that is a legal entity, the execution and delivery by each Equityholder of this Agreement and any Ancillary Document to which such Equityholder is or will be a party, the performance by each Equityholder of such Equityholder’s obligations hereunder and thereunder, and the consummation by each Equityholder of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership, limited liability company or other entity action on the part of Seller. This Agreement has been duly executed and delivered by each Equityholder, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of each Equityholder enforceable against each such Equityholder in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. When each other Ancillary Document to which each Equityholder is or will be a party has been duly executed and delivered by each such Equityholder (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of each such Equityholder enforceable against such each Equityholder in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. Section 4.03 No Conflicts; Consents. The execution, delivery and performance by each Seller Party of this Agreement and the Ancillary Documents to which each such Seller Party is or will be a party, and the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of any Seller Party, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Seller Party, (c) except as otherwise set forth in Section 4.03 of the Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which any Seller Party is a party or by which any Seller Party is bound or to the properties and/or assets of any Seller Party are subject or any Permit affecting the properties, assets or business of any Seller Party, or (d)

51 result in the creation or imposition of any Encumbrance on any properties or assets of any Seller Party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Seller Party in connection with the execution and delivery of this Agreement and the Ancillary Documents to which any Seller Party is or will be a party and the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. Section 4.04 Legal Proceedings; Governmental Orders. There are no Actions pending or, to the Knowledge of the Company, threatened (a) against or by any Seller Party or affecting any of its properties or assets (or by or against such Seller Party or any Affiliate thereof), or (b) against or by any Seller Party or any Affiliate thereof that challenges or seeks to prevent, enjoin or otherwise delay the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Section 4.05 Compliance With Laws. Each Seller Party has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. Section 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions (including the Pre-Closing Restructuring) contemplated by this Agreement or any other Ancillary Document based upon arrangements made by or on behalf of any Seller Party. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, Buyer represents and warrants to the Seller Parties that the statements contained in this ARTICLE IV are true and correct as of the Execution Date. Section 5.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and Ancillary Document to which Buyer is or will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Enforceability Exceptions.

52 Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer, or (c) except as set forth in Section 5.02 of the Disclosure Schedule, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents to which Buyer is or will be a party and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby on a timely basis. Section 5.03 Investment Purpose. Buyer is acquiring the Purchased Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Purchased Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Purchased Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer. Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price (including any adjustment amounts that may become payable by Buyer under Section 2.04 of this Agreement) and consummate the transactions contemplated by this Agreement. Section 5.06 Legal Proceedings. There are no Actions pending or, to the Knowledge of Buyer, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. ARTICLE VI COVENANTS Section 6.01 Confidentiality. For a period of five (5) years from and after the Closing, each Seller Party (on behalf of such Seller Party and his, her or its Affiliates) agrees that such Seller Party shall, and such Seller Party shall cause his, her or its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all confidential, proprietary and/or non-public information, whether written or oral, concerning the Company and/or the Business, except to the extent that the applicable Seller Party

53 can show that such information (a) is generally available to and known by the public through no fault of the applicable Seller Party, any of his, her or its Affiliates or any of their respective Representatives, or (b) is lawfully acquired by the applicable Seller Party, any of his, her or its Affiliates or his, her or its respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller Party or any of his, her or its Affiliates or any of their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the applicable Seller Party shall promptly notify Buyer in writing and shall disclose only that portion of such information which the applicable Seller Party is advised by its legal counsel in writing is legally required to be disclosed, provided that the applicable Seller Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Section 6.02 Non-Competition; Non-Solicitation; Non-Interference. (a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), each Seller Party (on behalf of such Seller Party and his, her or its Affiliates) agrees that such Seller Party shall not, and such Seller Party shall not permit any of his, her or its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in any business that competes with the Business in the Territory, (ii) have an interest in any Person that engages directly or indirectly in any business that competes with the Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant, or (iii) intentionally interfere in any respect with the business relationships (whether formed prior to or after the Execution Date) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, a Seller Party may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Seller Party is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person. (b) During the Restricted Period, each Seller Party (on behalf of such Seller Party and his, her or its Affiliates) agrees that such Seller Party shall not, and such Seller Party shall not permit any of his, her or its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.02(b) shall prevent a Seller Party or any of his, her or its Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee. (c) During the Restricted Period, each Seller Party (on behalf of such Seller Party and his, her or its Affiliates) agrees that such Seller Party shall not, and such Seller Party shall not permit any of his, her or its Affiliates to, directly or indirectly, (i) solicit or entice, or attempt to solicit or entice, any Business Relation for purposes of acquiring or diverting their business or services away from the Company or its Affiliates or securing business or contracts related to the Business or (ii) contract with any Business Relation to provide products or services that compete, in whole or in part, with the Business, or (iii) hold themselves out, or market

54 themselves, as a predecessor to Buyer or its Affiliates, except to the extent that such information is in the public domain as a result of disclosure by or through Seller or Buyer, or such information is represented as a material aspect of a resume, biographical information or public experience profile. (d) During the Restricted Period, each Seller Party (on behalf of such Seller Party and his, her or its Affiliates) agrees that such Seller Party shall not, and such Seller Party shall not permit any of his, her or its Affiliates to, directly or indirectly, take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging any Person that is a Business Relation from maintaining the same business relationships with the Company, Buyer, their respective Affiliates or the Business after the Closing as were maintained with the Business immediately prior to the Closing. (e) Each Seller Party acknowledges that a breach or threatened breach of this Section 6.02 would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such Seller Party of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (f) Each Seller Party acknowledges that the restrictions contained in this Section 6.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.02 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.03 R&W Insurance Policy. Prior to the Closing, Buyer shall obtain, and cause the R&W Insurer to bind, the R&W Insurance Policy on the terms and conditions reasonably satisfactory to Buyer and Seller. Seller and the Company shall cooperate with Buyer’s efforts and provide assistance as reasonably requested by Buyer to obtain and bind the R&W Insurance Policy. Prior to the Closing, Buyer shall pay, or cause to be paid, all fees, costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees, costs and expenses of such policy (collectively, the “R&W Insurance Policy Expenses”); provided, that the Seller Parties shall pay or cause to be paid fifty percent (50%) of all R&W Insurance Policy Expenses (which amount shall be characterized as a Transaction Expense).

55 Section 6.04 Books and Records. (a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, Buyer shall (i) retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company, and (ii) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records; provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VII. (b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of three (3) years following the Closing (except for records pertaining to Tax matters as set forth below), Seller shall (i) retain the books and records (including personnel files) of Seller which relate to the Company and its operations for periods prior to the Closing, and (ii) upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records; provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VII. (c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.04 where such access would violate any Law. Section 6.05 Public Announcements. Unless otherwise required by applicable Law or stock exchange or trading market requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Section 6.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 6.07 Indemnification of Directors, Managers and Officers. (a) On or prior to the Closing Date, Seller shall have caused the Company to obtain irrevocable “tail” insurance policies for the extension of the Company’s existing directors, managers and officers liability insurance coverage naming all Persons who were directors, managers or officers of the Company prior to the Closing as direct beneficiaries with a claims period of at least six (6) years from and after the Closing Date from an insurance carrier reasonably acceptable to Buyer (collectively, the “D&O Tail Policies”). Any and all deductibles and other

56 costs related to, or otherwise incurred by the Company (whether before or after the Closing) in connection with, the D&O Tail Policies shall be borne by the Seller Parties as part of the Transaction Expenses, and neither Buyer nor the Company shall be required to make any payments in respect of such D&O Tail Policies. (b) From and after the Closing Date, and while the D&O Tail Policies are in effect and only to the extent of the coverage received by the Company and actually paid to the Company under the D&O Tail Policies, the Company shall, and Buyer shall cause the Company to, indemnify, defend and hold harmless each present and former director, manager and officer of the Company (collectively, the “D&O Indemnified Parties” and each individually a “D&O Indemnified Party”) for all actions taken by each such D&O Indemnified Party in his or her capacity as a director, manager or officer if the Company prior to or at the Closing, to the same extent that the Company is obligated to indemnify such director, manager or officer immediately prior to the Closing pursuant to applicable Law or the Organizational Documents of the Company. Notwithstanding anything contained in this Section 6.07 to the contrary, (i) in no event shall Buyer or any of its Affiliates (which, for purposes of this sentence, includes the Company) have any obligation to indemnify a D&O Indemnified Party for any Losses in excess of the Losses that the Company would have been obligated to indemnify such D&O Indemnified Party for pursuant to indemnification, insurance, expense advancement, limitation on liability and exculpation provisions under the Organizational Documents of the Company or under applicable Law, in each case, as in effect as of immediately prior to the Closing, (ii) in no event shall Buyer or any of its Affiliates (which, for purposes of this sentence includes the Company) be liable for any exculpation, indemnification, reimbursement, expenses, or other amounts pursuant to this Section 6.07 in excess of the aggregate amount actually received by the Company pursuant to the D&O Tail Policies, and (iii) Buyer and its Affiliates (including the Company) may pay any amounts or advance any fees to any D&O Indemnified Party pursuant to this Section 6.07 (notwithstanding any failure by the insurer(s) for the D&O Tail Policies to pay such amounts to the Company) if, in the reasonable determination of the board of directors of Buyer, it is determined that such D&O Indemnified Party is reasonably likely to be successful in defending against the applicable claims to which such D&O Indemnified Party is subject. For a period of six (6) years after the Closing Date, the obligations of Buyer and the Company under this Section 6.07(b) shall not be terminated or modified in such a manner as to adversely affect any director, manager or officer of the Company to whom this Section 6.07(b) applies without the consent of such affected director, manager or officer (it being expressly agreed that the directors, managers and officers of the Company to whom this Section 6.07(b) applies shall be third-party beneficiaries of this Section 6.07(b), each of whom may enforce the provisions of this Section 6.07(b)). (c) Notwithstanding anything to the contrary contained in this Section 6.07, no D&O Indemnified Party will be entitled to exculpation, indemnification, reimbursement, expenses or other amounts that are sought by a D&O Indemnified Party in connection with any claim that a Buyer Indemnitee may have pursuant to ARTICLE VIII (or that a Buyer Indemnitee would have pursuant to ARTICLE VIII but for the limitations on indemnification set forth therein), including any claim of a Buyer Indemnitee under ARTICLE VIII for any breach of the representations, warranties, agreements or covenants of the Seller Parties hereunder. Without limiting the generality of the foregoing, to the extent any Seller Party is also a D&O Indemnified Party hereunder, such Seller Party shall not be entitled to any exculpation, indemnification, reimbursement, expenses or other amounts from Buyer (including the Company) under this

57 Section 6.07 in respect of any payments required to be made by such Person pursuant to this Agreement. (d) This Section 6.07 and the covenants made hereunder shall survive the Closing and are expressly intended to be for the benefit of, and shall be enforceable by, each of the former or present directors, managers and officers of the Company and their respective heirs and legal representatives. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume and succeed to the obligations set forth in this Section 6.07. Section 6.08 Insurance Policy Continuation Expenses. On or prior to the Closing Date, Seller shall have caused the Company to obtain continuation coverage for the extension of the Company’s Insurance Policies (which shall at least include, without limitation, continuation coverage for the Company’s Insurance Policies for (i) employer practices liability (EPL) coverage from and after the Closing Date for a period of at least six (6) years thereafter, (ii) cybersecurity coverage from and after the Closing Date for a period of at least three (3) years thereafter and (iii) general liability coverage (which shall include employee benefits liability (EBL) coverage) from and after the Closing Date for a period of at least five (5) years thereafter). Any and all fees, costs and expenses (including, without limitation, premiums, underwriting costs, brokerage commissions, and other fees, costs and expenses) incurred (whether before or after the Closing) and related to the continuation of such Insurance Policies (collectively, “Insurance Policy Continuation Expenses”) shall be borne by the Seller Parties as part of the Transaction Expenses, and neither Buyer nor the Company shall be required to make any payments in respect of such Insurance Policy Continuation Expenses. Section 6.09 Release. Effective as of the Closing, each Seller Party, on such Seller Party’s own behalf and on behalf of such Seller Party’s heirs, legal representatives, successors and permitted assigns (collectively, the “Seller Party Releasors”), hereby absolutely, unconditionally and irrevocably releases and discharges, fully, finally and forever, the Company and each of its agents, representatives, directors, managers, governors, officers and employees and each of their respective successors and assigns (together, the “Company Released Parties”) from any and all Actions, rights, orders, remedies, obligations, damages and liabilities of whatsoever kind or character arising as a result of any event or condition, or action or inaction of the Company Released Parties, occurring prior to the Closing, whether known or unknown, absolute or contingent, both at law and in equity, which such Seller Party Releasor ever had, now has or ever may have against any Company Released Party relating to or in connection with the Company or the Company’s business, including in any Seller Party Releasor’s capacity as a direct or indirect equityholder of the Company (collectively, the “Seller Released Claims”); provided, however, that the foregoing release shall not apply to, the Seller Released Claims shall not include and the Seller Party Releasors specifically reserve all rights related to, (a) any claims resulting from or arising under this Agreement or any Ancillary Document to which any Seller Party Releasor is a party (including, without limitation, the rights and interests of any Seller Party Releasor under this Agreement or any such other Ancillary Document), (b) any claims in connection with a Seller Party Releasor’s status as a current or former employee of the Company for (i) accrued and unpaid

58 salary of a Seller Party Releasor, (ii) any vested benefits under any Benefit Plan in accordance with the terms and conditions of such Benefit Plan and any unreimbursed health, dental or vision claims incurred by a Seller Party Releasor under any Benefit Plan prior to the Closing in accordance with the terms of such Benefit Plan, and (iii) a Seller Party Releasor’s right to continued participation in the group health plans of the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA, or (c) any claims to indemnification and/or reimbursement of expenses as a director, manager, governor or officer of the Company by the Company under its Organizational Documents, any applicable insurance policy providing coverage for director, manager, governor and/or officer indemnification and any written indemnification agreement or other indemnification obligations covering or otherwise in favor of the individual directors, managers, governors and officers of the Company by reason of the fact that any such individual is or was an employee, director, manager, governor or officer of any Seller Party, in each case, as in effect as of the Execution Date. Section 6.10 Payment of Pre-Closing Income Tax Deposit. Following the Closing, upon receipt by the Company or Buyer of payment for the Pre-Closing Income Tax Deposit, the Company or Buyer (as applicable) shall hold such payment in trust for the benefit of Seller and promptly remit such payment to Seller (in any event within ten (10) Business Days following the Company’s or Buyer’s receipt thereof). ARTICLE VII TAX MATTERS Section 7.01 Tax Covenants. (a) Without the prior written consent of Buyer, Seller shall not (and, prior to the Closing, Seller shall cause the Company, its Affiliates and their respective Representatives not to), to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of Seller, the Company, its Affiliates or any of their respective Representatives prohibited by this Section 7.01(a), and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset. (b) All Transfer Taxes incurred in connection with this Agreement and the Ancillary Documents (including any real property Transfer Tax and any other similar Tax as well as any and all Transfer Taxes related to the effectuation of the Pre-Closing Restructuring) shall be borne and paid by the Seller Parties, jointly and severally, when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). (c) Seller, at its sole cost and expense, shall (i) prepare and file (A) all income Tax Returns for the Company for taxable periods ending on or before the Closing Date that are required to be filed after the Closing Date and (B) any income Tax Returns (including Internal

59 Revenue Service Form 1120-S) required to be filed by Seller (as the successor of the Company for United States federal income Tax purposes) for the tax year that includes the Closing Date (each, a “Seller Prepared Tax Return”), and (ii) timely pay all Taxes that are owed by the Company or Seller, if any, that are shown as payable with respect to any Seller Prepared Tax Return. All Seller Prepared Tax Returns shall be prepared in a manner consistent with past practices unless otherwise required by applicable Law or as a result of the Pre-Closing Restructuring. Seller shall deliver a copy of such Tax Returns and such supporting documentation and workpapers as may reasonably be requested to Buyer for its review and reasonable comment at least forty-five (45) days prior to the due date (taking into account any extensions validly obtained) for filing such Tax Return. Buyer will submit to Seller any comments in writing no later than thirty (30) days following Buyer’s receipt of such Seller Prepared Tax Return and Seller shall incorporate any such reasonable comments or proposed revisions requested by Buyer, provided that any such Tax Return shall remain for all purposes the responsibility of Seller without regard to whether Buyer has furnished any comments or proposed revisions thereto. Seller will cause all such Tax Returns (as revised to incorporate Buyer’s reasonable comments) to be timely filed and will provide a copy to Buyer. Notwithstanding any provision to the contrary, no SALT Election shall be made with respect to the Company on any Seller Prepared Tax Return unless arrangements reasonably satisfactory to Buyer have been made for Seller to pay (or otherwise bear) payment of the Taxes due as a result of the SALT Election. (d) Buyer shall prepare, or cause to be prepared, all Tax Returns (other than Seller Prepared Tax Returns) of the Company that are required to be filed after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return (or, if such Tax Returns are due within forty-five (45) days after the Closing Date, as soon as reasonably practical). If Seller objects to any item on any such Tax Return, it shall, within ten (10) days after delivery of such Tax Return (or, if such Tax Returns are delivered to Seller by Buyer less than forty-five (45) days prior to the due date thereof, as soon as reasonably practical prior to the due date), notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer. Seller agrees to pay to Buyer, within ten (10) days after the date on which Taxes are paid with respect to such periods, an amount equal to the portion of such Taxes that relate to the portion of such Tax period ending on the Closing Date, except to the extent such Taxes are taken into account in the determination of Purchase Price.

60 Section 7.02 Termination of Existing Tax Sharing Agreements. Seller shall terminate or cause to be terminated any and all existing Tax sharing agreements (whether written or not) binding upon the Company as of the Closing Date. After Closing, none of the Company, Seller nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder. Section 7.03 Tax Indemnification. Except to the extent treated as a liability in the calculation of Closing Working Capital or Indebtedness, from and after Closing, the Seller Parties, jointly and severally, shall indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22, (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VII, (c) all Taxes of the Seller Parties (including any Taxes imposed under Tax under Section 1374 of the Code in connection with the transactions contemplated herein, and any analogous Taxes imposed under applicable state, local or foreign Tax Law), (d) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods determined in the case of a Straddle Period in accordance with the principles of Section 7.04, including, but not limited to, (i) any Taxes that result from (x) the Company’s failure to be a validly elected S corporation at any time prior to the Pre-Closing Restructuring, or (y) any SALT Election with respect to Taxes attributable to a Tax period (or portion thereof) ending on or prior to the Closing Date, and (iii) any and all sales Taxes due and owing by the Company, (e) all Taxes of any member of an affiliated, consolidated, combined, unitary or similar group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law, and (f) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date, (g) any Transfer Taxes arising out of or in connection with the transactions effectuated pursuant to this Agreement and (h) any withholding Taxes imposed with respect to any payments made to any Seller Party pursuant to this Agreement (collectively, any Taxes and Losses described in this Section 7.03, “Indemnified Taxes”). In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 7.03 within ten (10) Business Days after such Taxes are paid or otherwise borne by Buyer or the Company; provided, that if as such date of required reimbursement by Seller the Seller Note is still outstanding, then Seller shall pay to Buyer the amount of such reimbursable Taxes by reducing the outstanding principal amount of, and any accrued interest on, the Seller Note by such reimbursement amount. Section 7.04 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated (for purposes of this Agreement) as attributable to the portion of the Straddle Period ending on the Closing Date shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

61 (b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Section 7.05 Contests. Buyer agrees to give written notice to Seller of the receipt of any written notice by the Company, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim; provided further, however, that Seller shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller. Section 7.06 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VII or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. Section 7.07 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VII shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 7.08 Payments to Buyer. Any amounts payable to Buyer pursuant to Section 7.03 shall be satisfied pursuant to and in accordance with Section 8.06 and subject to the limitation set forth in Section 8.04. Section 7.09 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this ARTICLE VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. For purposes of clarity, the foregoing period with respect to the survival of the representations and warranties contained in Section 3.22 shall in no way serve to modify the

62 provisions of Section 8.04 with respect to indemnification claims for breaches of such representations and warranties. Section 7.10 Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VIII may overlap with an obligation or responsibility pursuant to this ARTICLE VII, the provisions of this ARTICLE VII shall govern. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, except in the case of Fraud, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22, which are subject to ARTICLE VII), together with the indemnification obligations contained herein with respect thereto, shall survive the Closing and shall remain in full force and effect until the date that is three (3) years following the Closing Date; provided, that (a) the Fundamental Representations and any indemnification obligations for any inaccuracy with respect thereto, or any breach thereof, shall survive the Closing until the six (6)-year anniversary of the Closing Date, (b) the Tax Representations and any indemnification obligations for any inaccuracy with respect thereto, or any breach thereof, shall survive the Closing for a period equal to the applicable statute of limitations with respect thereto plus sixty (60) days, (c) any indemnification obligations with respect to claims or Losses under Section 8.02(a)(iii) with respect to Indemnified Liabilities shall survive the Closing until the five (5)-year anniversary of the Closing Date, and (d) any claims or Losses arising from or related in any way to Fraud or willful misconduct and the indemnification obligations related to such claims or Losses shall survive the Closing indefinitely. For purposes of clarity, the foregoing periods with respect to the survival of the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22, which are subject to ARTICLE VII) shall in no way serve to modify the provisions of Section 8.04 with respect to indemnification claims for breaches of such representations and warranties. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in ARTICLE VII which are subject to ARTICLE VII) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 8.02 Indemnification By Seller Parties. (a) Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, the Seller Parties, on a joint and several basis, shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

63 (i) any inaccuracy in or breach of any of the representations or warranties of the Seller Parties contained in this Agreement (other than (x) in respect of Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VII, and (y) the representations or warranties contained in ARTICLE IV with respect to a particular Equityholder, it being understood that the indemnification obligations for such inaccuracies or breaches shall be pursuant to Section 8.02(b)(i)), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller Parties pursuant to this Agreement (other than (x) any breach or non-fulfillment of any covenant, agreement or obligation in ARTICLE VII, it being understood that the sole remedy for any such breach or non-fulfillment shall be pursuant to ARTICLE VII, and (y) any covenant, agreement or obligation to be performed by an Equityholder, it being understood that the indemnification obligations for such inaccuracies or breaches shall be pursuant to Section 8.02(b)(ii)); and (iii) the Indemnified Liabilities. (b) Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, the Equityholders, on a several and not joint basis (pro rata based on each such Equityholders’s equity ownership percentage of the Company prior to the consummation of the LLC Conversion (i.e., as Lathem Time Corporation, a Georgia corporation)), shall indemnify and defend the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of an Equityholder (solely as such representations or warranties apply to such Equityholder individually and not the Seller) contained in ARTICLE IV as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by an Equityholder (solely as such covenant, agreement or obligation applies to such Equityholder individually and not the Seller or any covenant, agreement or obligation that such Equityholder is required to perform with respect to the Seller) pursuant to this Agreement (other than any breach or non-fulfillment of any covenant, agreement or obligation in ARTICLE VII, it being understood that the sole remedy for any such breach or non- fulfillment shall be pursuant to ARTICLE VII). Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, Buyer shall indemnify and defend the Seller Parties

64 and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than any breach or non-fulfillment of any covenant, agreement or obligation in ARTICLE VII, it being understood that the sole remedy for any such breach or non-fulfillment thereof shall be pursuant to ARTICLE VII). Section 8.04 Certain Limitations. The indemnification provided for in Section 7.03, Section 8.02 and Section 8.03 shall be subject to the following limitations: (a) The Seller Parties shall be liable to the Buyer Indemnitees for indemnification under Section 7.03 and Section 8.02(a) for all Losses incurred from dollar one (it being acknowledged and agreed by Seller and Buyer that if on the date of payment by the Seller Parties to the Buyer Indemnitees of the amount of any Losses arising from indemnification claims under such Section(s) the Seller Note is still outstanding, then the outstanding principal amount of, and any accrued interest on, the Seller Note shall be reduced by the amount of such Losses). (b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03 until the aggregate amount of all Losses in respect of indemnification under Section 8.03 exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. (c) The aggregate amount of all Losses incurred by Buyer pursuant to Section 7.03, Section 8.02(a)(i) and Section 8.02(a)(iii) for which the Seller Parties shall be liable shall not exceed the Cap. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap. (d) Notwithstanding anything to the contrary contained in this Section 8.04: (i) the limitations set forth in Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (A) any in accuracy in or breach of any Fundamental Representation by Buyer, (B) any breach or non-fulfillment of any covenant, agreement or obligation as set forth in Section 8.03(b) or (C) Fraud or willful misconduct; and (ii) the limitations set forth in Section 8.04(c) shall not (A) apply to Losses based upon, arising out of, with respect to or by reason of (1) any breach or non-fulfillment of any covenant, agreement or obligation as set forth in Section 8.02(a)(ii) or (2) Fraud or willful misconduct or (B) affect or otherwise limit any claim made or available under the R&W Insurance

65 Policy or any other applicable policy of insurance (other than the R/W Insurance Policy) in effect under which Buyer and/or the Company is the owner or beneficiary for any reason. (e) For purposes of this ARTICLE VIII, (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. (f) With respect to claims made pursuant to Section 8.02(b), Buyer shall have recourse against the Equityholders, pro rata based on each such Equityholders’s equity ownership percentage of the Company prior to the consummation of the LLC Conversion (i.e., as Lathem Time Corporation, a Georgia corporation), on a several but not joint basis, subject to the provisions of Section 8.04(c). (g) Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same Loss, Liability, cost, expense, claim, award or judgment under more than one provision of this Agreement and the Ancillary Documents or for which an Indemnified Party received the benefits of an adjustment to the Purchase Price pursuant to Section 2.04 hereof. Section 8.05 Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”. (a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party(ies) are the Seller Parties, such Indemnifying Party(ies) shall not have the right to defend or direct the defense of any such Third-Party Claim if (w) the Third-Party Claim is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, (x) the Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (y) the assumption of defense of the Third-Party Claim by the Indemnifying Party is reasonably likely to cause a Buyer Indemnitee to lose coverage under the R&W Insurance Policy, or (z) a Buyer

66 Indemnitee or the insurer is required to assume the defense of such Third-Party Claim pursuant to the R&W Insurance Policy. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third- Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Seller Parties and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 6.01) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. (b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third-Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third- Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third- Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct

67 Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. (d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VII) shall be governed exclusively by ARTICLE VII hereof. Section 8.06 Payments; R&W Insurance Policy. (a) Once a Loss payable pursuant to Section 8.02 (but subject to Section 8.04) or Section 7.03 is agreed to by Seller (on behalf of the applicable Seller Party(ies) (as the Indemnifying Party(ies)), on the one hand, and Buyer (on behalf of the applicable Buyer Indemnitee(s)), on the other hand, or finally adjudicated or determined (whether by a court of competent jurisdiction or otherwise) to be payable pursuant to ARTICLE VII or this ARTICLE VIII, such Loss shall be satisfied in the following order: (i) first, by recovery under any applicable policies of insurance (other than the R/W Insurance Policy) in effect under which Buyer and/or the Company is the owner or beneficiary; (ii) second, to the extent such Losses are not covered by any applicable policies of insurance (other than the R/W Insurance Policy) in effect under which Buyer and/or the Company is the owner or beneficiary for any reason (including the coverage limit being exceeded and coverage being denied), by recovery under the R&W Insurance Policy; and (iii) thereafter, to the extent such Losses (x) are not covered by any applicable policies of insurance (other than the R/W Insurance Policy) in effect under which Buyer and/or the Company is the owner or beneficiary for any reason (including the coverage limit being exceeded and coverage being denied), and (y) are not covered by the R&W Insurance Policy for

68 any reason (including the coverage limit being exceeded and coverage being denied), by the Seller Parties on a joint and several basis as follows: (A) if the Seller Note is still outstanding, by reducing the outstanding principal amount of, and any accrued interest on, the Seller Note by the amount of such Loss; and (B) if the Seller Note is no longer outstanding, by paying to the applicable Buyer Indemnitee(s) (as the Indemnified Party(ies)) the amount of such Loss up to the Cap in cash by wire transfer of immediately available funds to an account designated in writing by the applicable Buyer Indemnified Party(ies) to Seller; provided, that the Seller Parties shall have no obligation to make any payments under this Section 8.06(a)(iii)(B) from and after the three (3)- year anniversary of the Closing Date without regard to any survival periods set forth in Section 8.01. (b) Once a Loss payable pursuant to Section 8.03 (but subject to Section 8.04) is agreed to by Buyer (as the Indemnifying Party), on the one hand, and Seller (on behalf of the applicable Seller Indemnitee(s) (as the Indemnified Party(ies)), on the other hand, or finally adjudicated or determined (whether by a court of competent jurisdiction or otherwise) to be payable pursuant to this ARTICLE VIII, such Loss shall be satisfied as follows: (i) if the Seller Note is still outstanding, by increasing the outstanding principal amount of, and any accrued interest on, the Seller Note by the amount of such Loss; and (ii) if the Seller Note is no longer outstanding, by paying to the applicable Seller Indemnitee(s) (as the Indemnified Party(ies)) the amount of such Loss in cash by wire transfer of immediately available funds to an account designated in writing by the applicable Seller Indemnitee(s) to Buyer. (c) Notwithstanding the provisions of Section 8.06(a), if a Buyer Indemnitee has delivered notice of a claim for indemnification in good faith and such claim has not been finally resolved or agreed to on or before any required payment date under the Seller Note (including because a determination has not been made by an insurer under any applicable insurance policy), the failure of Buyer to make a required payment of principal and/or interest in the amount and to the extent of the amount of Losses alleged in good faith in such claim for indemnification when due shall not constitute an event of default under the Seller Note. Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 8.08 Exclusive Remedies. Subject to and except for Section 2.04, Section 6.02 and Section 9.11, the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE VII and this ARTICLE VIII. In furtherance of

69 the foregoing, except with respect to Section 2.04, Section 6.02 and Section 10.11, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE VII and this ARTICLE VIII. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s Fraud or willful misconduct. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this Article VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy, it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy. ARTICLE IX MISCELLANEOUS Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, the Seller Parties shall pay all amounts payable to Janney Montgomery Scott and/or its Affiliates. Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02): If to Seller: Pendulum Holding, Inc. 245 Kelsey Court # 217 Highlands, NC 28741 Attention: William C. Lathem Email: blathem@lathem.com with a copy (which shall not constitute notice) to: Larry Gold Law, P.C. 1335 Moores Mill Road, NW Atlanta, GA 30327 Attention: Larry Gold

70 Email: larry@larrygoldlaw.com If to an Equityholder: To such Equityholder’s address set forth on his, her or its signature page to this Agreement. with a copy (which shall not constitute notice) to: Larry Gold Law, P.C. 1335 Moores Mill Road, NW Atlanta, GA 30327 Attention: Larry Gold Email: larry@larrygoldlaw.com If to Buyer: Asure Software, Inc. 405 Colorado Street, Suite 1800 Austin, TX 78701 Attention: Patrick Goepel, CEO Email: pat.goepel@asuresoftware.com with a copy (which shall not constitute notice) to: Cozen O’Connor 33 South 6th Street Suite 3800 Minneapolis, MN 55402 Attention: Katheryn A. Gettman, Michael P. Zanan Email: kgettman@cozen.com, mzanan@cozen.com Section 9.03 Interpretation. For purposes of this Agreement, unless otherwise expressly provided, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”, (b) the word “or” is not exclusive, (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole, and (d) references herein (i) to Articles, Sections, Disclosure Schedule and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement, (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect

71 any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.02(f), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 9.06 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous understandings and agreements, both written and oral (including the Letter of Intent), with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control. Section 9.07 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that notwithstanding the foregoing, Buyer may collaterally assign this Agreement and all of its rights and interests hereunder to MidCap without the prior written consent of the Company or the Seller Parties, to secure Buyer’s obligations under the MidCap Credit Agreement. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 9.08 No Third-Party Beneficiaries. Except as provided in Section 7.03 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

72 (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c). Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 9.12 Counterparts; Electronic Execution. This Agreement may be executed in counterparts (each of which shall become effective when counterparts have been signed by each party and delivered to the other parties (including delivery by facsimile, electronic mail or any other electronic signature as set forth in the following sentence)). Counterparts may be delivered by facsimile, electronic mail (including, without limitation, Portable Document Format (.pdf) or

73 any electronic signature complying with the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to constitute an original signature, have been duly and validly delivered and be deemed the same as a handwritten signature for the purposes of validity, enforceability and admissibility pursuant to the ESIGN Act, the Uniform Electronic Transactions Act (UETA) model Law or similar applicable Laws. Section 9.13 Conflict Waiver; Attorney-Client Privilege. (a) Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that: (i) Larry Gold Law, P.C. (“Seller Group Law Firm”) has acted as counsel to (A) the Company and (B) the Seller and its Affiliates (collectively, the “Seller Group”), in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Buyer agrees, and shall cause the Company to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by the Seller Group Law Firm shall not preclude Seller Group Law Firm from serving as counsel to the Seller Group or any director, member, shareholder, partner, officer or employee of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. (ii) Buyer shall not, and shall cause the Company not, to seek or have Seller Group Law Firm disqualified from any such representation based on the prior representation of the Company by Seller Group Law Firm. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 9.13(a) shall not be deemed exclusive of any other rights to which Seller Group Law Firm is entitled whether pursuant to law, contract or otherwise. (b) All communications prior to the Closing between the Seller Group or the Company, on the one hand, and Seller Group Law Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Group and shall not pass to or be claimed by Buyer or the Company. Accordingly, Buyer and the Company shall not have access to any Privileged Communications or to the files of Seller Group Law Firm relating to such engagement from and after Closing and may not use or rely on any Privileged Communications in any claim, dispute, action, suit or proceeding against or involving any of the Seller Group. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Buyer or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Buyer or the Company shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firm in respect

74 of such engagement constitute property of the client, only the Seller Group (and not Buyer nor the Company) shall hold such property rights and (iii) Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Company by reason of any attorney-client relationship between Seller Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that after the Closing a dispute arises between Buyer or its Affiliates (including the Company), on the one hand, and a third party other than any of the Seller Group, on the other hand, Buyer and its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party? provided, however, that neither Buyer nor any of its Affiliates (including the Company) may waive such privilege without the prior written consent of the Seller Group, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Buyer or any of its Affiliates (including the Company) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Buyer’s counsel, then Buyer shall immediately (and, in any event, within five (5) Business Days notify Seller in writing so that the Seller can seek a protective order. (c) This Section 9.13 is intended for the benefit of, and shall be enforceable by, Seller Group Law Firm. This Section 9.13 shall be irrevocable, and no term of this Section 9.13 may be amended, waived or modified, without the prior written consent of Seller Group Law Firm Section 9.14 Equityholder Representative; Approval of Seller to Transaction. (a) Each Equityholder irrevocably authorizes and appoints the Equityholder Representative as such Equityholder’s representative and attorney-in-fact to act on behalf of such Equityholder with respect to this Agreement and the Ancillary Documents and to take any and all actions and make any and all decisions required or permitted to be taken by the Equityholder Representative, or the Equityholders themselves, pursuant to this Agreement or the Ancillary Document, including the exercise of the power to (i) give and receive notices and communications, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 2.04, (iii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by Buyer pursuant to Article VII and Article VIII, (iv) litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to Article VII and Article VIII, (v) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and the Ancillary Documents, (vi) make all elections or decisions contemplated by this Agreement and the Ancillary Documents to be made by the Equityholders, (vii) engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Equityholder Representative in complying with its duties and obligations to the Equityholders, and (viii) take all actions necessary or appropriate in the good faith judgment of the Equityholder Representative for the accomplishment of the foregoing. (b) Buyer shall be entitled to deal exclusively with the Equityholder Representative on all matters relating to this Agreement (including Article VIII) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Equityholder by the Equityholder Representative, and on any other action taken or purported to be taken on behalf of any

75 Equityholder by the Equityholder Representative, as being fully binding upon such Person. Notices or communications to or from the Equityholder Representative shall constitute notice to or from each of the Equityholders. Any decision or action by the Equityholder Representative hereunder, including any agreement between the Equityholder Representative and Buyer relating to the defense, payment or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Equityholders and shall be final, binding and conclusive upon each such Person. No Equityholder shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section 9.13, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more Equityholders or by operation of Law. (c) By virtue of his, her or its execution of this Agreement, each Equityholder hereby approves and authorizes the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which Seller is or will be a party and the consummation of the transactions (including the Pre-Closing Restructuring) contemplated hereby and thereby. [Remainder of Page Intentionally Left Blank; Signature Page(s) Follow(s)]

Signature Page to Equity Purchase Agreement IN WITNESS WHEREOF, the parties hereto have executed and delivered this Equity Purchase Agreement as of the Execution Date. SELLER: PENDULUM HOLDING, INC. By: /s/ William C. Lathem Name: William C. Lathem Title: President and CEO COMPANY: LATHEM TIME 2025, LLC By: /s/ William C. Lathem Name: William C. Lathem Title: President and CEO BUYER: ASURE SOFTWARE, INC. By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer

Signature Page to Equity Purchase Agreement IN WITNESS WHEREOF, the Equityholders have duly executed and delivered this Equity Agreement on and as of the date first written above. Name Address & Email Address Signature William C. Lathem [REDACTED] /s/ William C. Lathem Calista Ann Hooper [REDACTED] /s/ Calista Ann Hooper Kay Helen Hooper [REDACTED] /s/ Kay Helen Hooper Louie Page Lathem, III [REDACTED] /s/ Louie Page Lathem, III Linda Lathem Wible Administrative Trust [REDACTED] Linda Lathem Wible Administrative Trust By /s/ Giancarlo Lookman solely on behalf of and in the capacity as an authorized officer of Truist Bank as trustee of the Linda Lathem Wible Administrative Trust U/A/D 9/15/2000 Mary Ellen Warenik [REDACTED] /s/ Mary Ellen Warenik Leslie Paige Brown, nee Leslie P. Pratt [REDACTED] /s/ Leslie Paige Brown Cynthia Pratt-Miller, nee Cindy Pratt Miller [REDACTED] /s/ Cynthia Pratt-Miller William Waggener, III [REDACTED] /s/ William Waggener, III Peyton Lathem Waggener, nee Peyton L. Waggener [REDACTED] /s/ Peyton Lathem Waggener

Signature Page to Equity Purchase Agreement Stacey Lathem Bailey, nee Stacey Michelle Lathem [REDACTED] /s/ Stacey Lathem Bailey Ronald Lance Whipple, nee Lance Whipple [REDACTED] /s/ Ronald Lance Whipple